EXHIBIT 99.8

ADMINISTRATION AGREEMENT

AMONG

ALLY FINANCIAL INC.

ADMINISTRATOR

ALLY AUTO ASSETS LLC

DEPOSITOR

AND

ALLY AUTO RECEIVABLES TRUST 2012-SN1

ISSUING ENTITY

DATED AS OF SEPTEMBER 19, 2012

i

TABLE OF CONTENTS

(continued)

EXHIBIT A	Schedule of Secured Notes
APPENDIX A	Definitions, Rules of Construction and Notice Addresses and Procedures

ii

THIS ADMINISTRATION AGREEMENT is made as of September 19, 2012 by and among ALLY FINANCIAL INC., a Delaware corporation (“Ally Financial”, which, in its capacity as administrator under this Agreement, is referred to as the “Administrator”), ALLY AUTO ASSETS LLC, a Delaware limited liability company (together with its successors and assigns the “Depositor”), and ALLY AUTO RECEIVABLES TRUST 2012-SN1, a Delaware statutory trust (the “Issuing Entity”).

WHEREAS, Ally Bank, a Utah chartered bank (the “Seller”), has sold the Secured Notes to the Depositor pursuant to the Pooling Agreement;

WHEREAS, the Depositor has sold the Secured Notes to the Issuing Entity in exchange for the Notes and Certificates pursuant to the Trust Sale Agreement;

WHEREAS, the Administrator desires to perform the administration obligations set forth herein for and in consideration of the fees and other benefits set forth in this Agreement; and

WHEREAS, the Depositor and the Issuing Entity wish to set forth the terms pursuant to which the Secured Notes are to be administered by the Administrator.

NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Certain capitalized terms used in this Agreement are defined in and shall have the respective meanings assigned to them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Administration Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

ADMINISTRATION OF THE SECURED NOTES

Section 2.01 Duties of the Administrator.

(a) The Administrator is hereby appointed and authorized to act as agent for the Owner of the Secured Notes and in such capacity shall administer the Secured Notes with reasonable care, using that degree of skill and attention that the Administrator exercises with respect to comparable property that it administers for itself or others. The Administrator hereby accepts such appointment and authorization and agrees to perform the duties of Administrator with respect to the Secured Notes set forth herein and in the AART Indenture, if any.

(b) The Administrator’s duties shall include posting of all payments on the Secured Notes, accounting for collections and furnishing monthly and annual statements to the Depositor and any other Persons designated herein with respect to distributions, generating federal income tax information, giving any required notices or instructions to the Depositor or the AART Owner Trustee and performing the other duties specified herein. Subject to the provisions of Section 2.02, the Administrator shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such administration that it may deem necessary or desirable.

(c) Without limiting the generality of the foregoing, the Administrator is hereby authorized and empowered by the Owner of the Secured Notes, pursuant to this Section 2.01, to execute and deliver, on behalf of all Interested Parties, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Secured Notes. The Administrator is hereby authorized to commence, in its own name or in the name of the Owner of such Secured Note a legal proceeding, whether through judicial process or (with respect to repossession of any Leased Vehicle related to a Lease Asset) non-judicial process, to participate in a voluntary or involuntary liquidation proceeding to enforce a liquidating Secured Note, to enforce all obligations of the Seller and the Depositor under this Agreement, the Pooling Agreement, and the Further Transfer Agreements, as applicable, or to commence or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Secured Note. If the Administrator commences or participates in such a legal proceeding in its own name, the Owner of such Secured Note shall be deemed to have automatically assigned such Secured Note to the Administrator for the benefit of the Interested Parties immediately prior to such legal or liquidation proceeding for purposes of commencing or participating in any such proceeding as a party or claimant. Upon such automatic assignment, the Administrator will be, and will have all the rights and duties of, a secured party under the UCC and other applicable law with respect to such Secured Note. At the Administrator’s request from time to time, the Owner of a Secured Note assigned under this Section 2.01 shall provide the Administrator with evidence of the assignment in trust for the benefit of the Interested Parties as may be reasonably necessary for the Administrator to take any of the actions set forth in the following sentence.

(d) The Administrator is hereby authorized and empowered by the Owner of a Secured Note to execute and deliver in the Administrator’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. Any Owner of Secured Notes shall furnish the Administrator with any powers of attorney and other documents and take any other steps which the Administrator may deem necessary or appropriate to enable the Administrator to carry out its administrative duties under this Agreement and in the AART Indenture, if any. Except to the extent required by the preceding two sentences, the authority and rights granted to the Administrator in this Section 2.01 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Owner of a Secured Note of equivalent authority and rights.

(e) Upon discovery by the Administrator of a breach of any of the representations and warranties in Section 3.01 of the Pooling Agreement or in Section 2.03 or Section 3.01 of the Trust Sale Agreement that materially and adversely affects the interests of the Noteholders or the Certificateholders in the Secured Notes, the Administrator shall give prompt written notice thereof to Seller, the Depositor, the AART Owner Trustee and the AART Indenture Trustee and shall use reasonable efforts to enforce the obligations of the Seller or the Depositor, as applicable, to repurchase such Secured Note.

Section 2.02 Maintenance of Security Interests in Secured Notes. The Administrator shall, in accordance with its customary practices, policies and procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Secured Note in the Lease Assets and other First Step Purchased Property as set forth in Section 2.09 of the Servicing Agreement. The Owner of each Secured Note hereby authorizes the Administrator to re-perfect such security interest on behalf of such Owner, as necessary for any reason.

Section 2.03 Liens in Force; No Impairment. The Administrator covenants that from and after the Closing Date:

(a) Liens in Force. Except as contemplated in this Agreement or the Further Transfer Agreements, the Administrator shall not release in whole or in part any part of the AART Trust Estate from the Lien securing the related Secured Note; and

(b) No Impairment. The Administrator shall do nothing to impair the rights or security interest of the Depositor or any Interested Party in and to the First Step Purchased Property.

Section 2.04 Purchase of Secured Notes Upon Breach of Covenant.

Upon discovery by any of the Administrator, the Depositor, the Issuing Entity or the AART Indenture Trustee of a breach of any of the covenants set forth in Sections 2.02 and 2.03 of this Agreement, the party discovering such breach shall give prompt written notice thereof to the others. As of the last day of the second Monthly Period following its discovery or receipt of notice of such breach (or, at the Administrator’s election, the last day of the first Monthly Period following such discovery or receipt of notice), the Administrator shall, unless it shall have cured such breach in all material respects, purchase from the Owner thereof any Secured Note materially and adversely affected by such breach and, on the related Distribution Date, the Administrator shall pay the Administrative Purchase Payment. It is understood and agreed that the obligation of the Administrator to purchase any Secured Note with respect to which such a breach has occurred and is continuing and the obligation of the Administrator to enforce the Seller’s or the Depositor’s obligation to repurchase such Secured Notes pursuant to the Pooling Agreement or the Trust Sale Agreement, respectively, shall, if such obligation is fulfilled, constitute the sole remedy against the Administrator for such breach available to the Depositor or any Interested Party.

Section 2.05 Administration Fee; Payment of Certain Expenses by Administrator. The Administrator is entitled to receive the Administration Fee out of payments on the Secured Notes. The Administrator shall also be entitled to Investment Earnings as, and to the extent, set forth in this Agreement and in the Further Transfer Agreements. Subject to any limitations on the Administrator’s liability under this Agreement and the Further Transfer Agreements, the Administrator shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and under the Further Transfer Agreements (including fees and disbursements of the Issuing Entity, any trustees (including of the AART Indenture Trustee pursuant to Section 6.7 of the AART Indenture and the AART Owner Trustee pursuant to Section 6.9 of the Trust Agreement) and independent accountants, taxes imposed on the Administrator, expenses incurred in connection with distributions and reports to holders of Securities and all other fees and expenses not expressly stated under this Agreement or the Further Transfer Agreements to be for the account of the holders of Securities).

Section 2.06 Administrator’s Accounting. On each Determination Date, the Administrator shall deliver to the AART Indenture Trustee, the Depositor, the AART Owner Trustee and the Rating Agencies an Administrator’s Accounting with respect to the immediately preceding Monthly Period executed by any Authorized Officer of the Administrator containing all information necessary to each such party for making any distributions required by this Agreement and the Further Transfer Agreements, and all information necessary to each such party for sending any statements required under this Agreement and the Further Transfer Agreements. Secured Notes to be purchased by the Administrator under Section 2.04 of this Agreement or to be repurchased by the Seller or the Depositor, respectively, under the Pooling Agreement or the Trust Sale Agreement, respectively, as of the last day of any Monthly Period shall be identified by the registration number on such Secured Note (as set forth in the Schedule of Secured Notes). With respect to any Secured Notes for which the Depositor is the Owner, the Administrator shall deliver to the Depositor such accountings relating to such Secured Notes and the actions of the Administrator with respect thereto as the Depositor may reasonably request.

Section 2.07 Application of Payments. For the purposes of this Agreement and the Further Transfer Agreements, no later than each Distribution Date all payments for the related Monthly Period shall be applied by the Administrator as described in Section 4.05 of this Agreement. With respect to each Administrative Secured Note and Warranty Secured Note, payments shall be applied in the same manner.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of Depositor. The Depositor hereby represents and warrants to the Administrator as of the Closing Date:

(a) Organization and Good Standing. The Depositor has been duly formed and is validly existing as an entity in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted;

(b) Due Qualification. The Depositor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification;

(c) Power and Authority. The Depositor has the power and authority to execute and deliver the AART Transaction Documents to which it is a party and to carry out their respective terms and the execution, delivery and performance of AART Transaction Documents to which it is a party have been duly authorized by the Depositor by all necessary limited liability company action;

(d) Binding Obligation. This Agreement, when duly executed and delivered, shall constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e) No Violation. The consummation of the transactions contemplated by the AART Transaction Documents to which the Depositor is a party and the fulfillment of the terms of the AART Transaction Documents to which the Depositor is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Depositor (or similar organizational documents) or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than the Trust Sale Agreement and the Second Step Secured Notes Assignment or violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties; and

(f) No Proceedings. To the Depositor’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of any AART Transaction Document, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by any AART Transaction Document, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any AART Transaction Document or (iv) seeking to adversely affect the federal income tax attributes of the Notes or the Certificates.

Section 3.02 Representations and Warranties of the Administrator. Upon the execution of this Agreement, the Administrator represents and warrants to the Depositor and the Issuing Entity that as of the Closing Date:

(a) Organization and Good Standing. The Administrator has been duly formed and is validly existing as an entity in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted;

(b) Due Qualification. The Administrator is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification;

(c) Power and Authority. The Administrator has the power and authority to execute and deliver this Agreement and to carry out its terms; the Administrator has full power and authority to administer the Secured Notes as provided herein and the Administrator’s execution, delivery and performance of this Agreement has been duly authorized by the Administrator by all necessary corporate action;

(d) Binding Obligation. This Agreement, when duly executed and delivered, shall constitute the legal, valid and binding obligation of the Administrator enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e) No Violation. The consummation by the Administrator of the transactions contemplated by this Agreement, and the fulfillment by the Administrator of the terms hereof, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation, bylaws or similar organizational document of the Administrator, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Administrator is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law or, to the best of the Administrator’s knowledge, any order, rule or regulation applicable to the Administrator of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or any of its properties; and

(f) No Proceedings. To the Administrator’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Administrator or its properties (A) asserting the invalidity of this Agreement and the Further Transfer Agreements or any Securities issued thereunder, (B) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by the Further Transfer Agreements, or (C) seeking any determination or ruling that might materially and adversely affect this Agreement, the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement.

ARTICLE IV

ADDITIONAL ADMINISTRATOR’S COVENANTS; DISTRIBUTIONS; STATEMENTS TO

NOTEHOLDERS AND CERTIFICATEHOLDERS

Section 4.01 Annual Statement as to Compliance; Notice of Administrator Default.

(a) The Administrator shall deliver to the AART Indenture Trustee and the AART Owner Trustee, on or before March 15 of each year, beginning March 15, 2013 (or, if such day is not a Business Day, the next succeeding Business Day), an officer’s certificate signed by an Authorized Officer of the Administrator, dated as of December 31 of the immediately preceding year, in each instance stating that (i) a review of the activities of the Administrator during the preceding twelve (12) month period (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to the date of such certificate) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Administrator has fulfilled all its obligations under this Agreement in all material respects throughout such period, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate, once delivered, may be obtained by any Noteholder or any Certificateholder by a request in writing to the Issuing Entity addressed to the Corporate Trust Office of the AART Indenture Trustee or the AART Owner Trustee, as applicable.

(b) The Administrator shall deliver to the Issuing Entity, on or before March 15 of each year, beginning on March 15, 2013 (or if such day is not a Business Day, the next succeeding Business Day), a report regarding the Administrator’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(c) The Administrator shall deliver to the AART Indenture Trustee, the AART Owner Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, unless cured, would become an Administrator Default under Section 7.01 of this Agreement. The Depositor shall deliver to the AART Indenture Trustee, the AART Owner Trustee, the Administrator and the Rating Agencies promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, unless cured, would become an Administrator Default under Section 7.01(b).

(d) The Administrator shall prepare, execute and deliver, or shall cause the Servicer to prepare, execute and deliver, all certificates or other documents required to be delivered by the Issuing Entity pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated pursuant therto.

Section 4.02 Annual Report of Assessment of Compliance with Servicing Criteria.

(a) The Administrator shall cause a firm of independent certified public accountants, who may also render other services to the Administrator or its Affiliates, to deliver to ACOLT, the ACOLT Indenture Trustee, the Issuing Entity, the AART Owner Trustee and the AART Indenture Trustee on or before March 15 of each year, beginning March 15, 2013 (or if such day is not a Business Day, the next succeeding Business Day), a report (the “Report of Assessment of Compliance with Servicing Criteria”) delivered to the Board of Directors of the Administrator and to the ACOLT Indenture Trustee, the AART Indenture Trustee and AART Owner Trustee that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with Servicing Criteria with respect to the prior calendar year. The certificates and reports referred to in Section 4.01(a), Section 4.01(b) and this Section 4.02(a) shall be delivered within 120 days after the end of each calendar year if the Issuing Entity is no longer required to file periodic reports under the Exchange Act or any other law, beginning April 30, 2014.

(b) A copy of the Report of Assessment of Compliance with Servicing Criteria received pursuant to Section 4.02(a) shall be delivered by the Administrator to the AART Indenture Trustee and the AART Owner Trustee on or before March 15 of each year beginning March 15, 2013 (or, if such day is not a Business Day, the next succeeding Business Day).

(c) A copy of the Report of Assessment of Compliance with Servicing Criteria, once delivered, may be obtained by any Noteholder or Certificateholder by a request in writing to the Issuing Entity addressed to the Corporate Trust Office of the AART Indenture Trustee or the AART Owner Trustee, as applicable.

Section 4.03 Access to Certain Documentation and Information Regarding the Secured Notes. The Administrator shall provide to the AART Indenture Trustee and the AART Owner Trustee reasonable access to the documentation regarding the Secured Notes. The Administrator shall provide such access to any Noteholder or Certificateholder only in such cases where a Noteholder or Certificateholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Administrator designated by the Administrator. Nothing in this Section 4.03 shall derogate from the obligation of the Administrator to observe any applicable law prohibiting disclosure of information regarding Lessees, and the failure of the Administrator to provide access as provided in this Section 4.03 as a result of such obligation shall not constitute a breach of this Section 4.03.

Section 4.04 Assignment of Administrative Secured Notes and Warranty Secured Notes. Upon receipt of the Administrative Purchase Payment or the Warranty Payment with respect to an Administrative Secured Note or a Warranty Secured Note, respectively, the AART Owner Trustee on behalf of the Issuing Entity shall assign, without recourse, representation or warranty, to the Administrator or the Warranty Purchaser, as applicable, and the AART Indenture Trustee shall be deemed automatically to have released its lien on and security interest in all of such Person’s right, title and interest in, to and under such Administrative Secured Note or Warranty Secured Note, the collateral therefor and the related rights assigned thereunder, such assignment being an assignment outright and not for security. The Administrator or the Warranty Purchaser, as applicable, shall thereupon own such Secured Note, and all such security and documents, free of any further obligations to the AART Indenture Trustee, the AART Owner Trustee, the Noteholders or the Certificateholders with respect thereto. If in any Proceeding it is held that the Administrator may not enforce a Secured Note on the ground that it is not a real party in interest or a Holder entitled to enforce the Secured Note, the AART Indenture Trustee or the AART Owner Trustee, as applicable, shall, at the Administrator’s expense, take such steps as the Administrator deems necessary to enforce the Secured Note, including bringing suit in the name of such Person or the names of the Noteholders or the Certificateholders.

Section 4.05 Distributions.

(a) On or before each Determination Date, the Administrator shall calculate the Total Available Amount, the Administration Fee, the Aggregate Noteholders’ Interest Distributable Amount, the Noteholders’ Priority Principal Distributable Amount, the Noteholders’ Regular Principal Distributable Amount, and all other amounts required to determine the amounts, if any, to be deposited in or paid from each of the AART Collection Account and the Note Distribution Account and all amounts to be paid to the Reserve Account and to the Certificateholders on or before the related Distribution Date.

(b) Except as otherwise provided in Section 4.05(c), on each Distribution Date, the AART Indenture Trustee (based solely on the information contained in the Administrator’s Accounting delivered on the related Determination Date pursuant to Section 2.06) shall make the following distributions from the AART Collection Account in the following order of priority:

(i) first, to the Administrator, to the extent of the Total Available Amount, the Administration Fee for such Distribution Date and any unpaid Administration Fee from any preceding Distribution Date;

(ii) second, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clause (i) above) to the Note Distribution Account for the payment of interest on the Class A Notes, the Aggregate Class A Interest Distributable Amount;

(iii) third, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) and (ii) above), to the Note Distribution Account for the payment of principal on the Notes in the priority specified in the AART Indenture, the First Priority Principal Distributable Amount;

(iv) fourth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (iii) above), to the Note Distribution Account for the payment of interest on the Class B Notes, the Aggregate Class B Interest Distributable Amount;

(v) fifth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (iv) above), to the Note Distribution Account for the payment of principal on the Notes in the priority specified in the AART Indenture, the Second Priority Principal Distributable Amount;

(vi) sixth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (v) above), to the Note Distribution Account for the payment of interest on the Class C Notes, the Aggregate Class C Interest Distributable Amount;

(vii) seventh, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (vi) above), to the Note Distribution Account for the payment of principal on the Notes in the priority specified in the AART Indenture, the Third Priority Principal Distributable Amount;

(viii) eighth, to the Reserve Account, to the extent of the Total Available Amount, as such amount has been reduced by the distributions described in clauses (i) through (vii) above, the amount required to bring the amount on deposit therein up to the Reserve Account Required Amount (after giving effect to all distributions to the Reserve Account described in Section 3.03 of the Servicing Agreement);

(ix) ninth, to the extent of the Total Available Amount, as such amount has been reduced by the distributions described in clauses (i) through (viii) above, to the Note Distribution Account for the payment of principal on the Notes in accordance with the AART Indenture, the Noteholders’ Regular Principal Distributable Amount;

(x) tenth, to the AART Indenture Trustee, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (ix) above), for reimbursement of any costs associated with the replacement of the Administrator and appointment of a successor Administrator pursuant to the Administration Agreement not otherwise previously paid; and

(xi) eleventh, to the Certificateholders (or if the Certificate Distribution Account has been established pursuant to Section 5.1 of the Trust Agreement, then to such Certificate Distribution Account for distribution to the Certificateholders on a pro rata basis), any portion of the Total Available Amount remaining after the distributions described in clauses (i) through (x) above.

(c) Notwithstanding the foregoing, at any time that the Notes have not been paid in full and the principal balance of the Notes has been declared immediately due and payable following the occurrence of an AART Event of Default under Section 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(e) or 5.1(f) of the AART Indenture, then (unless Section 4.05(d) of this Agreement is applicable) until such time as the Notes have been paid in full and the AART Indenture has been discharged or the foregoing Events of Default have been cured or waived as provided in Section 5.2(b) of the AART Indenture, the order in which the amounts allocated to the Note Distribution Account pursuant to clause (i) through (xii) of the Section 4.05(b) of this Agreement shall be used to make payments to Noteholders in the order specified in Section 2.7(c) of the AART Indenture.

(d) Damages. Notwithstanding the foregoing, in the event that the Seller becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for the Seller pays damages as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, then the actions and distributions described in Section 12.5 of the AART Indenture shall be effected.

Section 4.06 Net Deposits. At any time that Ally Financial shall be the Administrator, the Administrator, the Depositor, the AART Indenture Trustee and the AART Owner Trustee may make any remittances pursuant to this Article IV net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited or transferred separately.

Section 4.07 Statements to Securityholders.

(a) On each Distribution Date, the AART Owner Trustee (except as otherwise provided in the Trust Agreement) shall deliver to each Certificateholder, and the AART Indenture Trustee shall include with each distribution to each Noteholder, a statement (which statement shall also be provided by the Administrator to the Rating Agencies) prepared by the Administrator and provided to the AART Indenture Trustee and the AART Owner Trustee, based on information in the Administrator’s Accounting furnished pursuant to Section 2.06. Each such statement to be delivered or otherwise made available to Certificateholders and Noteholders, respectively, shall comply with Regulation AB and set forth the following information concerning the Certificates or the Notes, as appropriate, with respect to such Distribution Date or the preceding Monthly Period:

(i) Determination Dates and Distribution Dates used to calculate distributions on the Notes and any Certificates;

(ii) the amount of such distribution allocable to principal of each class of the Notes and the amount of any distribution to the Certificates;

(iii) the amount of the distribution, if any, allocable to any interest on or with respect to each class of the Notes;

(iv) the Note Principal Balance for each class of Notes, the Aggregate Note Principal Balance and the Note Pool Factor for each class of Notes, each as of such Distribution Date after giving effect to all payments described under clauses (ii) and (iii) above;

(v) the First Priority Principal Distributable Amount, the Second Priority Principal Distributable Amount, the Third Priority Principal Distributable Amount and the Noteholders’ Regular Principal Distributable Amount for such Distribution Date;

(vi) the amount of the Class A Interest Carryover Shortfall, the Class B Interest Carryover Shortfall and the Class C Interest Carryover Shortfall, if any, and the change in such amount from the preceding Distribution Date;

(vii) the amount of the Administration Fee paid to the Administrator and the amount of the Basic Servicing Fee paid to the Servicer with respect to the related Monthly Period;

(viii) the interest rate on each class of Notes for such Distribution Date;

(ix) the Secured Note Rate;

(x) the aggregate amount in the Payment Ahead Servicing Account and the change in that amount during the related Monthly Period;

(xi) the amount on deposit in the Reserve Account, if any, on such Distribution Date, after giving effect to any withdrawals or deposits on such date, and the Reserve Account Required Amount on such date;

(xii) the amount, if any, distributed to the Noteholders, the Certificateholders and the Depositor from the Reserve Account;

(xiii) the aggregate amounts of Monthly Payment Advances and of Residual Advances made by the Servicer under the Servicing Agreement with respect to the Monthly Period;

(xiv) the amount of any Pull Ahead Payments made by Ally Financial, in its capacity as agent for any Lease OEM, under the Pull Ahead Funding Agreement and the number of Lease Assets that became Pull Ahead Lease Assets during the related Monthly Period;

(xv) the amount of Aggregate Residual Losses or credit losses on the Lease Assets during the related Monthly Period and the aggregate amount of residual or credit losses on the Lease Assets since the Cutoff Date;

(xvi) the number and Aggregate ABS Value of the Lease Assets at the beginning and end of the applicable Monthly Period, and updated pool composition information as of the end of the Monthly Period, such as weighted average life, weighted average remaining term, prepayment rates;

(xvii) delinquency and loss information for the period and any material changes in determining or defining delinquencies, charge-offs and uncollectible accounts;

(xviii) the aggregate Warranty Payment;

(xix) the aggregate Administrative Purchase Payment; and

(xx) purchase price of Lease Assets repurchased by the Servicer due to any material modifications, extensions or waivers relating to the terms of, or fees, penalties or payments on, Lease Assets during the Distribution Period or that, cumulatively, have become material over time.

Each amount set forth pursuant to clauses (ii), (iii), (vi), (xi) and (xii) above shall be expressed as a dollar amount per $1,000 of initial principal amount of the Notes.

(b) On each Distribution Date, the AART Indenture Trustee shall make available to each Noteholder a copy of the Servicer’s Certificate as delivered to the AART Indenture Trustee by the Servicer pursuant to Section 2.15 of the Servicing Agreement.

(c) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the AART Indenture Trustee and the AART Owner Trustee shall mail, to each Person who at any time during such calendar year shall have been a Holder of Notes or Certificates, respectively, and received any payments or distributions thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such Securityholder to prepare its federal income tax returns.

Section 4.08 Compliance with the FDIC Rule. The Administrator agrees to (i) perform the covenants set forth in Article XII of the AART Indenture applicable to it and (ii) facilitate compliance with Article XII of the AART Indenture by the Ally Parties.

Section 4.09 Additional Duties of the Administrator. (a) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuing Entity under the AART Indenture and the Note Depository Agreement. In addition, the Administrator shall consult with the AART Owner Trustee regarding the duties of the Issuing Entity under the AART Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuing Entity and shall advise the AART Owner Trustee when action is necessary to comply with the Issuing Entity’s duties under the AART Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuing Entity or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the AART Indenture and the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuing Entity to take pursuant to the AART Indenture, including such of the foregoing as are required with respect to the following matters under the AART Indenture (references are to sections of the AART Indenture:

(i) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of such documents or instruments to the AART Indenture Trustee (Section 2.2 of the AART Indenture);

(ii) the duty to cause the Note Register to be kept and to give the AART Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.4 of the AART Indenture);

(iii) the notification of the Noteholders of the final principal payment on their Notes (Section 2.7(d) of the AART Indenture);

(iv) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.9 of the AART Indenture);

(v) the preparation of Definitive Notes and arranging the delivery thereof (Section 2.12 of the AART Indenture);

(vi) the maintenance of an office in the Borough of Manhattan, The City of New York, for registration of transfer or exchange of the Notes (Section 3.2 of the AART Indenture);

(vii) the duty to cause newly appointed Paying Agents, if any, to deliver to the AART Indenture Trustee the instrument specified in the AART Indenture regarding funds held in trust (Section 3.3(c) of the AART Indenture);

(viii) the direction to the AART Indenture Trustee to deposit monies with Paying Agents, if any, other than the AART Indenture Trustee (Section 3.3 of the AART Indenture);

(ix) the obtaining and preservation of the Issuing Entity’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the AART Indenture, the Notes, the Collateral and each other instrument and agreement included in the AART Trust Estate (Section 3.4 of the AART Indenture);

(x) the preparation and filing of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the AART Indenture, necessary to protect the AART Trust Estate (Section 3.5 of the AART Indenture);

(xi) the delivery of the Opinion of Counsel on the Closing Date, in accordance with Section 3.6(a) of the AART Indenture, the delivery of the Opinion of Counsel on or before March 15 in each calendar year, beginning March 15, 2013 (or, if such day is not a Business Day, the next succeeding Business Day) regarding maintenance of security liens and security interests in accordance with Section 3.6(b) of the AART Indenture, each of which relates to the AART Trust Estate, and the annual delivery of the Officers’ Certificate and certain other statements, in accordance with Section 3.9 of the AART Indenture, as to compliance with the AART Indenture (Sections 3.6(a), 3.6(b) and 3.9 of the AART Indenture);

(xii) the identification to the AART Indenture Trustee in an Officers’ Certificate of a Person with whom the Issuing Entity has contracted to perform its duties under the AART Indenture (Section 3.7(b) of the AART Indenture);

(xiii) the notification of the AART Indenture Trustee and the Rating Agencies of a Servicer Default pursuant to the Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform its duties under the Servicing Agreement the taking of all reasonable steps available to remedy such failure (Section 3.7(d) of the AART Indenture);

(xiv) the preparation and obtaining of documents and instruments required for the release of the Issuing Entity from its obligations under the AART Indenture (Sections 3.10 and 3.11 of the AART Indenture);

(xv) the delivery of notice to the AART Indenture Trustee and the Rating Agencies of each AART Event of Default, each Administrator Default, each default by the Depositor under the Trust Sale Agreement and each default by the Seller or the Administrator under the Pooling Agreement (Section 3.18 of the AART Indenture);

(xvi) the monitoring of the Issuing Entity’s obligations as to the satisfaction and discharge of the AART Indenture and the preparation and delivery of an Officers’ Certificate and the obtaining of the Opinion of Counsel and an Independent Certificate relating thereto (Section 4.1 of the AART Indenture);

(xvii) the compliance with any written directive of the AART Indenture Trustee with respect to the sale of the AART Trust Estate in a commercially reasonable manner if an AART Event of Default shall have occurred and be continuing (Section 5.4 of the AART Indenture);

(xviii) the preparation and delivery of notice to the Noteholders of the resignation or removal of the AART Indenture Trustee and the appointment of a successor AART Indenture Trustee (Section 6.8 of the AART Indenture);

(xix) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.10 of the AART Indenture);

(xx) the furnishing of the AART Indenture Trustee with the names and addresses of Noteholders during any period when the AART Indenture Trustee is not the Note Registrar (Section 7.1 of the AART Indenture);

(xxi) the preparation, the execution on behalf of the Issuing Entity and the filing with the Commission, any applicable state agencies and the AART Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3 of the AART Indenture);

(xxii) the opening of one or more accounts in the Trust’s name, the preparation of Issuing Entity Orders and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Designated Accounts (Sections 8.2 and 8.3 of the AART Indenture);

(xxiii) the preparation of an Issuing Entity Request and Officer’s Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the AART Trust Estate (Sections 8.4 and 8.5 of the AART Indenture);

(xxiv) the preparation of Issuing Entity Orders, the obtaining of Opinions of Counsel and the notification of the Rating Agencies with respect to supplemental indentures (Sections 9.1, 9.2 and 9.3 of the AART Indenture);

(xxv) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.6 of the AART Indenture);

(xxvi) the notification of the Noteholders and the Rating Agencies of redemption of the Notes (Sections 10.1 and 10.2 of the AART Indenture);

(xxvii) the preparation of all Officer’s Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuing Entity to the AART Indenture Trustee to take any action under the AART Indenture and delivery thereof to the AART Indenture Trustee (Section 11.1(a) of the AART Indenture);

(xxviii) the preparation and delivery of Officers’ Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the Lien of the AART Indenture (Section 11.1(b) of the AART Indenture);

(xxix) the notification of the Rating Agencies upon the failure of the AART Indenture Trustee to give such notification, of the information required by Section 11.4 of the AART Indenture (Section 11.4 of the AART Indenture);

(xxx) the preparation and delivery to the Noteholders, the AART Indenture Trustee or any Paying Agent of any agreements with any Holder of a Note with respect to alternate payment and notice provisions (Section 11.6 of the AART Indenture); and

(xxxi) the recording of the AART Indenture, if applicable (Section 11.14 of the AART Indenture).

(b) Additional Duties

(i) In addition to the duties of the Administrator set forth above, the Administrator shall pay costs associated with the appointment of a successor AART Indenture Trustee under the AART Indenture and the appointment of a successor AART Owner Trustee under the Trust Agreement, in each case from amounts in the AART Trust Estate, perform all the duties of the Issuing Entity under the AART Transaction Documents, including making all calculations and shall prepare for execution by the Issuing Entity or the AART Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuing Entity or the AART Owner Trustee to prepare, file or deliver pursuant to the AART Transaction Documents, and at the request of the AART Owner Trustee shall take all appropriate action that it is the duty of the Issuing Entity or the AART Owner Trustee to take pursuant to the AART Transaction Documents. Subject to Section 9.15 of this Agreement, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the AART Transaction Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the AART Owner Trustee and are reasonably within the capability of the Administrator.

(ii) Notwithstanding anything in this Agreement or the other AART Transaction Documents to the contrary, the Administrator shall be responsible for promptly notifying the AART Owner Trustee if any withholding tax is imposed on the Trust’s payments to a AART Certificateholder as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the AART Owner Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the other AART Transaction Documents to the contrary, the Administrator shall be responsible for performance of the duties of the AART Owner Trustee set forth in Section 5.4 of the Trust Agreement with respect to, among other things, accounting and reports to the AART Certificateholders; provided, however, that if the AART Owner Trustee is notified by the Administrator that the Issuing Entity is deemed to be taxable as a partnership for federal income tax purposes, the AART Owner Trustee shall retain responsibility for the distribution to the AART Certificateholders of the Schedule K-1s necessary to enable each AART Certificateholder to prepare its federal and State income tax returns.

(iv) The Administrator may satisfy any obligations it may have with respect to clauses (ii) and (iii) above by retaining, at the expense of the Issuing Entity payable by the Administrator, a firm of independent public accountants acceptable to the AART Owner Trustee which shall perform the obligations of the Administrator thereunder.

(v) The Administrator shall perform the duties of the Administrator specified in Section 6.10 of the Trust Agreement required to be performed in connection with the resignation or removal of the AART Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement, including the duties under Section 3.4(c) of the Trust Agreement, required to be performed by the Administrator with respect to amendments to the AART Transaction Documents in the event the Depositor is no longer the sole Certificateholder.

(vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Administrator’s opinion, no less favorable to the Issuing Entity than would be available from Persons that are not Affiliates of the Administrator.

(c) Non-Ministerial Matters.

(i) With respect to matters described under this Section 4.08 that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless, within a reasonable time before the taking of such action, the Administrator shall have notified the AART Owner Trustee in writing of the proposed action and the AART Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(A) the amendment, change, or modification of or any supplement to the AART Indenture or the other AART Transaction Documents;

(B) the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity;

(C) the appointment of successor Note Registrars, successor Paying Agents and successor AART Indenture Trustees pursuant to the AART Indenture, or the appointment of successor Administrators, or the consent to the assignment by the Note Registrar, Paying Agent or AART Indenture Trustee of its obligations under the AART Indenture; and

(D) the removal of the AART Indenture Trustee.

(ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the AART Transaction Documents, (y) sell the AART Trust Estate pursuant to Section 5.4 of the AART Indenture or (z) take any other action that the Issuing Entity directs the Administrator not to take on its behalf.

(d) The Administrator shall comply with Section 5.4 of the Trust Agreement, including maintaining appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity and the Depositor at any time during normal business hours.

ARTICLE V

NOTEHOLDER ACCOUNTS; COLLECTIONS, DEPOSITS AND INVESTMENTS

Section 5.01 Establishment of Accounts.

(a) (i) The Administrator, for the benefit of the Financial Parties, shall establish and maintain in the name of the AART Indenture Trustee an Eligible Deposit Account known as the Ally Auto Receivables Trust 2012-SN1 Collection Account (the “AART Collection Account”), bearing an additional designation clearly indicating that the funds deposited therein are held in a segregated account for the benefit of the Financial Parties.

(ii) The Administrator, for the benefit of the Noteholders, shall establish and maintain in the name of the AART Indenture Trustee an Eligible Deposit Account known as the Ally Auto Receivables Trust 2012-SN1 Note Distribution Account (the “Note Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held in a segregated account for the benefit of the Noteholders.

(b) (i) Each of the Designated Accounts shall be initially established with the AART Indenture Trustee, who shall be the initial Account Holder. At any time after the Closing Date, the Administrator, upon thirty (30) days written notice to AART Indenture Trustee or other Account Holder, shall have the right to instruct an Account Holder to transfer any or all of the Designated Accounts to another Eligible Institution designated by the Administrator in such notice. No Designated Account shall be maintained with an Account Holder if the short-term debt obligations of such Account Holder cease to have the Required Deposit Rating (except that any Designated Account may be maintained with an Account Holder even if the short-term debt obligations of such Account Holder do not have the Required Deposit Rating, if such Account Holder maintains such Designated Account in a segregated account in its corporate trust department). Should the short-term debt obligations of an Account Holder no longer have the Required Deposit Rating, then the Administrator shall, within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency shall consent), with the AART Indenture Trustee’s assistance as necessary, cause each affected Designated Account (A) to be moved to an Account Holder that is an Eligible Institution with the Required Deposit Rating or (B) with respect to the Designated Accounts only, to be moved to a segregated account in the corporate trust department of the Account Holder. All amounts held in Designated Accounts shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Administrator, by such Account Holder in Eligible Investments. Such written direction shall constitute certification by the Administrator that any such investment is authorized by this Section 5.01. In the absence of such prior written instruction from the Administrator to such Account Holder, the Account Holder shall invest any uninvested funds in “Goldman Sachs Prime Obligations Fund, Institutional Class #462” Investments in Eligible Investments shall be made in the name of the AART Indenture Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity. Investment Earnings on funds deposited in the Designated Accounts shall be payable to the Administrator. Each Account Holder holding a Designated Account as provided in this Section 5.01(b)(i), shall be a “Securities Intermediary.” If a Securities Intermediary shall be a Person other than the AART Indenture Trustee, the Administrator shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5.01 and an Opinion of Counsel that such Person can perform such obligations.

(ii) With respect to the Designated Account Property, the Account Holder agrees, by its acceptance hereof, that:

(A) Any Designated Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts. The Designated Accounts are accounts to which Financial Assets will be credited.

(B) All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Designated Accounts be registered in the name of the Issuing Entity, the Administrator or the Depositor, payable to the order of the Issuing Entity, the Administrator or the Depositor or specially indorsed to the Issuing Entity, the Administrator or the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(C) All property delivered to the Securities Intermediary pursuant to this Agreement will be credited upon receipt of such property to the appropriate Designated Account.

(D) Each item of property (whether investments, investment property, Financial Assets, securities, instruments or cash) credited to a Designated Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(E) If at any time the Securities Intermediary shall receive any order from the AART Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Designated Accounts, the Securities Intermediary shall comply with such order without further consent by the Issuing Entity, the Administrator, the Depositor or any other Person.

(F) The Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Designated Accounts (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York.

(G) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Designated Accounts or any Financial Assets or other property credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuing Entity, the Depositor, the Administrator, the Account Holder or the AART Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.01(b)(ii)(E) hereof.

(H) Except for the claims and interest of the AART Indenture Trustee in the Designated Accounts, the Securities Intermediary has no actual knowledge of claims to, or interests in, the Designated Accounts or in any Financial Asset credited thereto. If any other Person asserts any Lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the AART Indenture Trustee, the Administrator and the Issuing Entity thereof.

(I) The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Designated Accounts or any Designated Account Property simultaneously to each of the Administrator and the AART Indenture Trustee, at the addresses set forth in Part III of Appendix A to this Agreement.

(J) The Account Holder shall maintain each item of Designated Account Property in the particular Designated Account to which such item originated and shall not commingle items from different Designated Accounts.

(iii) The Administrator shall have the power, revocable by the AART Indenture Trustee (or by the AART Owner Trustee with the consent of the AART Indenture Trustee) to instruct the AART Indenture Trustee to make withdrawals and payments from the Designated Accounts for the purpose of permitting the Administrator or the AART Owner Trustee to carry out its respective duties hereunder or permitting the AART Indenture Trustee to carry out its duties under the AART Indenture.

(iv) The AART Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof (except Investment Earnings). Except as otherwise provided herein or in the AART Indenture, the Designated Accounts shall be under the exclusive dominion and control of the AART Indenture Trustee for the benefit of the Securityholders and the AART Indenture Trustee shall have sole signature power and authority with respect thereto.

(v) The Administrator shall not direct the Account Holder to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Account Holder to make any such investment or sale, if requested by the AART Indenture Trustee, the Administrator shall deliver to the AART Indenture Trustee an Opinion of Counsel, acceptable to the AART Indenture Trustee, to such effect.

(c) Except as otherwise provided herein or in the Trust Agreement, the Certificate Distribution Account, if any, shall be under the sole dominion and control of the AART Owner Trustee for the benefit of the AART Certificateholders. If, at any time, such Certificate Distribution Account ceases to be an Eligible Deposit Account, the AART Owner Trustee (or the Administrator on behalf of the AART Owner Trustee, if such Certificate Distribution Account is not then held by the AART Owner Trustee or an Affiliate thereof) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and any investments to such new Certificate Distribution Account.

(d) The AART Indenture Trustee, the AART Owner Trustee, the Securities Intermediary, each Account Holder and each other Eligible Institution with whom a Designated Account or the Certificate Distribution Account, if any, is maintained waives any right of set-off, counterclaim, security interest or bankers’ lien to which it might otherwise be entitled.

Section 5.02 Investment Earnings. The Administrator shall be entitled to receive all Investment Earnings when and as paid without any obligation to the AART Owner Trustee, the AART Indenture Trustee or the Depositor in respect thereof, and the Administrator shall have no obligation to deposit any such amount in any account established hereunder. To the extent that any such amount shall be held in any account held by the AART Indenture Trustee or the AART Owner Trustee or otherwise established hereunder, such amount will be withdrawn therefrom and paid to the Administrator upon presentation of a certificate signed by a Responsible Officer of the Administrator setting forth, in reasonable detail, the amount of such Investment Earnings.

Section 5.03 Additional Deposits. The Administrator and the Depositor shall deposit in the AART Collection Account the aggregate Administrative Purchase Payments and Warranty Payments with respect to Administrative Secured Notes and Warranty Secured Notes, respectively. All such deposits with respect to a Monthly Period shall be made in immediately available funds on or before the Distribution Date related to such Monthly Period.

ARTICLE VI

LIABILITIES OF ADMINISTRATOR AND OTHERS

Section 6.01 Liability of Administrator; Indemnities.

(a) The Administrator shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Administrator. Such obligations shall include the following:

(i) The Administrator shall defend, indemnify and hold harmless the AART Indenture Trustee, the AART Owner Trustee, the Issuing Entity, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation of any Leased Vehicle by VAULT, ACOLT, Ally Bank, the Issuing Entity, the Administrator or any affiliate of any of them;

(ii) The Administrator shall indemnify, defend and hold harmless the AART Indenture Trustee, the AART Owner Trustee and the Issuing Entity from and against any taxes that may at any time be asserted against any such Person with respect to the transaction contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Secured Notes to the Issuing Entity or the issuance and original sale of the Notes and the Certificates, or asserted with respect to ownership of the Secured Notes, or federal or other income taxes arising out of distributions on the Notes or the Certificates or any fees or other compensation payable to any such Person) and costs and expenses in defending against the same;

(iii) The Administrator shall indemnify, defend and hold harmless AART Indenture Trustee, the AART Owner Trustee, the Issuing Entity, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the AART Indenture Trustee, the AART Owner Trustee, the Issuing Entity, the Noteholders or the Certificateholders through the negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or any other AART Transaction Document or by reason of reckless disregard of its obligations and duties under this Agreement or any other AART Transaction Document; and

(iv) The Administrator shall indemnify, defend and hold harmless the AART Indenture Trustee and the AART Owner Trustee and their respective agents and servants, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the AART Owner Trustee, the AART Indenture Trustee’s performance of its duties under the AART Indenture or any other AART Transaction Document, (y) in the case of the AART Indenture Trustee, the AART Owner Trustee’s performance of its duties under the Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the AART

Indenture Trustee or the AART Owner Trustee, as applicable, of the trusts and duties contained in this Agreement, the other AART Transaction Documents, the AART Indenture (in the case of the AART Indenture Trustee), including the administration of the AART Trust Estate, and (in the case of the AART Owner Trustee), including the administration of the AART Trust Estate and the Trust Agreement, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person indemnified or, in the case of the AART Owner Trustee, gross negligence, (B) to the extent otherwise payable to the AART Indenture Trustee, arises from the AART Indenture Trustee’s breach of any of its representations or warranties in Section 6.13 of the AART Indenture, (C) to the extent otherwise payable to the AART Owner Trustee, arises from the AART Owner Trustee’s breach of any of its representations or warranties set forth in Section 6.6 of the Trust Agreement or (D) to the extent otherwise payable to the AART Indenture Trustee, arises out of or be incurred in connection with the performance by the AART Indenture Trustee of the duties of successor Administrator hereunder.

(b) Indemnification under this Section 6.01 shall include reasonable fees and expenses of external counsel and expenses of litigation. If the Administrator has made any indemnity payments pursuant to this Section 6.01 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Administrator, without interest.

Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Administrator. Any corporation, limited liability company or other entity (a) into which the Administrator may be merged or consolidated, (b) resulting from any merger or consolidation to which the Administrator shall be a party, (c) succeeding to the business of the Administrator, or (d) 25% or more of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by General Motors or Ally Financial and which is otherwise servicing the Depositor’s receivables, which corporation, limited liability company or other entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, shall be the successor to the Administrator under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Administrator shall provide notice of any merger, consolidation or succession pursuant to this Section 6.02 to the Rating Agencies.

Section 6.03 Limitation on Liability of Administrator and Others.

(a) Neither the Administrator nor any of the directors or officers or employees or agents of the Administrator shall be under any liability to the Issuing Entity, the Noteholders or the Certificateholders, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, the Pooling Agreement, the Trust Sale Agreement, the AART Indenture or the Trust Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, the Pooling Agreement, the Trust Sale Agreement, the AART Indenture, the Trust Agreement or any other AART Transaction Document. The Administrator and any director, officer or employee or agent of the Administrator may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) The Administrator and any director or officer or employee or agent of the Administrator shall be reimbursed by the AART Indenture Trustee or the AART Owner Trustee, as applicable, for any contractual damages, liability or expense (including any obligation of the Administrator to the AART Indenture Trustee or the AART Owner Trustee pursuant to Section 6.01(a)(iv)(x) or (y)) incurred by reason of such trustee’s willful misfeasance, bad faith or negligence (except errors in judgment))(gross negligence in the case of the AART Owner Trustee) in the performance of such trustee’s duties under this Agreement, the Trust Sale Agreement, the AART Indenture or the Trust Agreement or by reason of reckless disregard of such trustee’s obligations and duties under this Agreement. In no event, however, shall the AART Indenture Trustee or the AART Owner Trustee be liable to the Administrator for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits.

(c) Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to administer the Secured Notes in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement, the Pooling Agreement and the Trust Sale Agreement, the interests of the Noteholders under the AART Indenture and the interests of the Certificateholders under the Trust Agreement. In such event, the legal expenses and costs invoiced for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity and the Administrator shall be entitled to be reimbursed therefor.

(d) The Applicable AART Trustee shall distribute out of the AART Collection Account on a Distribution Date any amounts permitted for reimbursement pursuant to Section 6.03(c) not previously reimbursed.

Section 6.04 Delegation of Duties. So long as Ally Financial acts as Administrator, the Administrator may, at any time without notice or consent, delegate any duties under this Agreement to any corporation or other Person more than 25% of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by General Motors or Ally Financial. The Administrator may at any time perform specific duties as Administrator through sub-contractors who are in the business of administering secured notes similar to the Secured Notes; provided, however, that no such delegation or sub-contracting shall relieve the Administrator of its responsibility with respect to such duties.

Section 6.05 Administrator Not to Resign. Subject to the provisions of Section 7.02, the Administrator shall not resign from the obligations and duties imposed on it by this

Agreement as Administrator except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Administrator shall be evidenced by an Opinion of Counsel to such effect delivered to the AART Indenture Trustee and the AART Owner Trustee. No such resignation shall become effective until the AART Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of the Administrator in accordance with Section 7.02.

ARTICLE VII

DEFAULT

Section 7.01 Administrator Defaults. Each of the following shall constitute an “Administrator Default”:

(a) any failure by the Administrator to deliver to the AART Indenture Trustee for deposit in any of the Designated Accounts any required payment or to direct the AART Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five (5) Business Days after (x) written notice is received by the Administrator from the AART Indenture Trustee or the AART Owner Trustee or (y) discovery of such failure by an officer of the Administrator;

(b) any failure on the part of the Administrator to duly observe or perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement (other than Section 4.08), the AART Indenture or the Trust Agreement, which failure (i) materially and adversely affects the rights of the Noteholders or the Certificateholders and (ii) continues unremedied for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrator by the AART Indenture Trustee or the AART Owner Trustee, or to the Administrator, the AART Indenture Trustee and the AART Owner Trustee by Noteholders whose Notes evidence not less than 25% of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date or by Certificateholders whose Certificates evidence not less than 25% of the Voting Interests as of the close of the preceding Distribution Date;

(c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Administrator, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

(d) the consent by the Administrator to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Administrator or of or relating to substantially all of its property; or the Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Notwithstanding the foregoing, there shall be no Administrator Default where an Administrator Default would otherwise exist under clause (a) above for a period of ten (10) Business Days or under clause (b) for a period of sixty (60) days if the delay or failure giving rise to the Administrator Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the Administrator shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Administrator shall provide the AART Indenture Trustee, the AART Owner Trustee, the Depositor and the Securityholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Section 7.02 Consequences of an Administrator Default. If an Administrator Default shall occur and be continuing, either the AART Indenture Trustee or the Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date (or if the Notes have been paid in full and the AART Indenture has been discharged in accordance with its terms, the AART Owner Trustee or Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date) by notice then given in writing to the Administrator and the AART Owner Trustee (and to the AART Indenture Trustee if given by the Noteholders or the Certificateholders) may terminate all of the rights and obligations of the Administrator under this Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes, the Certificates or the Secured Notes or otherwise, shall pass to and be vested in the AART Indenture Trustee pursuant to and under this Section 7.02. The AART Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Secured Notes and related documents, or otherwise. The Administrator agrees to cooperate with the AART Indenture Trustee and the AART Owner Trustee in effecting the termination of the responsibilities and rights of the Administrator under this Agreement, including the transfer to the AART Indenture Trustee or the AART Owner Trustee for administration by it of all cash amounts that shall at the time be held by the Administrator for deposit, or that shall have been deposited by the Administrator in the AART Collection Account, the Certificate Distribution Account or the Note Distribution Account or thereafter received with respect to the Secured Notes that shall at that time be held by the Administrator.

Section 7.03 AART Indenture Trustee to Act; Appointment of Successor. On and after the time the Administrator receives a notice of termination pursuant to Section 7.02, the AART Indenture Trustee shall be the successor in all respects to the Administrator in its capacity as administrator under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Administrator by the terms and provisions of this Agreement. As compensation therefor, the AART Indenture Trustee shall be entitled to such compensation (whether payable out of the AART Collection Account or otherwise) as the Administrator would have been entitled to under this Agreement if no such notice of termination had been given including the Administration Fee and Investment Earnings. Notwithstanding the above, the AART Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor (i) having a net worth of not less than $100,000,000, (ii) which has a long term unsecured debt rating that falls within an investment grade category by S&P & Fitch or is otherwise acceptable to S&P & Fitch. and (iii) whose regular business includes the servicing of motor vehicle contracts, leases and related assets, as the successor to the Administrator under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Administrator under this Agreement. In connection with such appointment and assumption, the AART Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Secured Notes as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Administrator under this Agreement. The AART Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Costs associated with the resignation of the Administrator and the appointment of a successor Administrator shall be paid by the AART Indenture Trustee from amounts in the Trust Estate as provided in Section 4.05 of this Agreement.

Section 7.04 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Administrator pursuant to this Article VII, the AART Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Depositor, who promptly shall provide such notice to the Rating Agencies, and the AART Owner Trustee shall give prompt written notice thereof to the Certificateholders.

Section 7.05 Waiver of Past Defaults. Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date (or, if all of the Notes have been paid in full and the AART Indenture has been discharged in accordance with its terms, Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date) may, on behalf of all Noteholders and Certificateholders, waive any default by the Administrator in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Designated Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE VIII

TERMINATION

Section 8.01 Optional Purchase of the Secured Notes; Distribution of Event of Default Sale Proceeds.

(a) (i) The Administrator shall have the option to purchase all but not less than all of the assets of the Issuing Entity (other than the Designated Accounts) on any Distribution Date (the “Optional Purchase Date”) following the last day of any Monthly Period as of which the Aggregate ABS Value represents a percentage of the Aggregate Initial ABS Value that is equal to or less than the Optional Purchase Percentage. To exercise such option, the Administrator shall (A) furnish to the Issuing Entity and the AART Indenture Trustee notice of its intention to exercise such option and of the Optional Purchase Date (such notice to be furnished not later than twenty-five (25) days prior to the Optional Purchase Date) and

(B) deposit in the AART Collection Account when required pursuant to clause (ii) below an amount equal to the aggregate Administrative Purchase Payments for the Secured Notes; provided, that such amount (when added to the funds then on deposit in the Designated Accounts) must be at least equal to the sum of (1) the Administration Fee for the related Monthly Period, and (2) the aggregate Redemption Price of all then Outstanding Notes.

(ii) The Administrator shall make such deposit set forth in (i)(B) above in immediately available funds on the Optional Purchase Date. Upon the making of such deposit, the Notes and the AART Indenture shall be deemed satisfied and discharged, and the Administrator shall succeed to all interests in and to the Issuing Entity (other than the Designated Accounts).

(b) Upon any sale or other disposition of the assets of the Issuing Entity pursuant to Article V of the AART Indenture (an “AART Event of Default Sale”), the Administrator shall instruct the Applicable AART Trustee to deposit into the AART Collection Account from the proceeds of such disposition the amount specified in clause SECOND of Section 5.4(b) of the AART Indenture (the “AART Event of Default Proceeds”). On the Distribution Date (i) on which the AART Event of Default Proceeds are deposited in the AART Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), or (ii) at any time that the Notes have not been paid in full and the principal balance of the Notes has been declared immediately due and payable following the occurrence of an AART Event of Default under the AART Indenture, then until such time as the Notes have been paid in full and the AART Indenture has been discharged or the foregoing Events of Default have been cured or waived as provided in Section 5.2(b) of the AART Indenture, the Administrator shall instruct the AART Indenture Trustee (after taking into account the application on such Distribution Date of the Total Available Amount pursuant to Section 4.05(a)) to make the following payments from the AART Collection Account in the following priority:

(i) first, to the Administrator, the Administration Fee for such Distribution Date and any unpaid Administration Fee from any preceding Distribution Date;

(ii) second, to the Note Distribution Account, for payment of interest pro rata on the Class A Notes, the Aggregate Class A Interest Distributable Amount;

(iii) third, to the Note Distribution Account, an amount equal to the Note Principal Balance of the Class A Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class A Notes, sequentially by class, starting with the Class A-1 Notes, until each class of Class A Notes has been paid in full;

(iv) fourth, to the Note Distribution Account, an amount equal to the Aggregate Class B Interest Distributable Amount for payment of interest on the Class B Notes;

(v) fifth, to the Note Distribution Account, an amount equal to the Note Principal Balance of the Class B Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class B Notes;

(vi) sixth, to the Note Distribution Account, an amount equal to the Aggregate Class C Interest Distributable Amount for payment of interest on the Class C Notes; and

(vii) seventh, to the Note Distribution Account, an amount equal to the Note Principal Balance of the Class C Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class C Notes.

Any AART Event of Default Proceeds remaining after all the deposits and other payments described above have been made in full, shall be paid to the Certificateholders (or if the Certificate Distribution Account has been established pursuant to Section 5.1 of the Trust Agreement, then to such Certificate Distribution Account for distribution to the Certificateholders on a pro rata basis).

(c) Following the satisfaction and discharge of the AART Indenture with respect to the Notes, and the payment in full of the principal and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Issuing Entity shall succeed to the rights of the AART Indenture Trustee pursuant to this Agreement (subject to the continuing obligations of the AART Indenture Trustee set forth in Section 4.4 of the AART Indenture and Section 7.03 of this Agreement).

(d) After indefeasible payment in full to the AART Indenture Trustee, the AART Owner Trustee, the Issuing Entity, the Noteholders, the Certificateholders and the Administrator of all amounts required to be paid under this Agreement, the AART Indenture and the Trust Agreement (including as contemplated by this Section 8.01), (i) any amounts on deposit in the AART Collection Account (after all other distributions required to be made from such account has been made) shall be paid to the Certificateholders and (ii) any other assets remaining in the Issuing Entity shall be distributed to the Certificateholders.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Amendment.

(a) This Agreement may be amended by the Depositor, the Administrator and the Issuing Entity, and if such amendment materially and adversely affects the rights of the AART Indenture Trustee under this Agreement, with the consent of the AART Indenture Trustee, and if such amendment materially and adversely affects the rights of the AART Owner Trustee under this Agreement, with the consent of the AART Owner Trustee, but without the consent of any of the Financial Parties, (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other AART Transaction Documents, (iii) to add or supplement any credit enhancement for the benefit of the Noteholders of any class or the Certificateholders (provided that if any such addition shall affect any class of Noteholders or Certificateholders differently than any other class of Noteholders or Certificateholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of Noteholders of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Depositor, the Administrator, the Issuing Entity, the AART Owner Trustee or the AART Indenture Trustee or (v) to add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Financial Parties.

(b) This Agreement may also be amended from time to time by the Depositor, the Administrator and the Issuing Entity and, if such amendment materially and adversely affects the rights of the AART Indenture Trustee under this Agreement, with the consent of the AART Indenture Trustee, and if such amendment materially and adversely affects the rights of the AART Owner Trustee under this Agreement, with the consent of the AART Owner Trustee, with the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and, if any Person other than the Depositor or an Affiliate of the Depositor holds any Certificates, the consent of Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date (which consent, whether given pursuant to this Section 9.01 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no such amendment shall (i) increase or reduce the interest rate or principal amount of any Note or change any Distribution Date or the Final Scheduled Distribution Date of any Note or distributions on the Certificates (without the consent of the holders hereof), (ii) increase or reduce the amount of the Reserve Account Required Amount without the consent of all of the Noteholders or Certificateholders then outstanding, (iii) adversely affect the rating of any Securities by any of the Rating Agencies without the consent of the holders of two-thirds of the Outstanding Amount of an affected class of Notes or two-thirds of the Voting Interests of the Certificates, as appropriate, each as of the close of the preceding Distribution Date or (iv) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes and Certificates then outstanding.

(c) Prior to the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to the Depositor, who shall promptly provide such notice to the Rating Agencies.

(d) Promptly after the execution of any such amendment or consent, the AART Owner Trustee shall furnish a copy of such amendment or consent to each Financial Party and to the Depositor, who promptly shall promptly provide such copy to the Rating Agencies.

(e) It shall not be necessary for the consent of Noteholders or Certificateholders pursuant to Section 9.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reasonable requirements as the AART Indenture Trustee or the AART Owner Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Note Depository Agreement.

(f) Prior to the execution of any amendment to this Agreement, the AART Indenture Trustee and AART Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 9.02(h). The AART Indenture Trustee and the AART Owner Trustee, may, but shall not be obligated to, enter into any such amendment which affects such trustee’s own rights, duties or immunities under this Agreement or otherwise.

(g) The Depositor agrees that it shall not amend or agree to any amendment of the Pooling Agreement or the Trust Sale Agreement unless such amendment would be permissible under the terms of this Section 9.01 as if this Section 9.01 were contained in the Pooling Agreement and the Trust Sale Agreement.

Section 9.02 Protection of Title to Collateral.

(a) The Administrator shall authorize or execute, as applicable, and file such financing statements or amendments to financing statements and cause to be authorized or executed, as applicable, and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Noteholders, the Certificateholders, the AART Indenture Trustee and the Issuing Entity under the Trust Sale Agreement and the Second Step Secured Notes Assignment in the Second Step Purchased Property and in the proceeds thereof. The Administrator shall deliver (or cause to be delivered) to the AART Indenture Trustee and the AART Owner Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Administrator shall at all times maintain each office from which it administers the Secured Notes and its principal executive office within the United States of America.

(c) The Administrator shall maintain accounts and records as to the Secured Notes accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of the Secured Notes, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Secured Note and the amounts from time to time deposited in the AART Collection Account and Note Distribution Account.

(d) The Administrator shall maintain its computer systems so that, from and after the time of sale under the Trust Sale Agreement and the Second Step Secured Notes Assignment of

the Secured Notes, the Administrator’s master computer records (including any back-up archives) that refer to any Secured Note indicate clearly that the Secured Note is owned by the Issuing Entity. Indication of the Issuing Entity’s ownership of a Secured Note shall be deleted from or modified on the Administrator’s computer systems when, and only when, the Secured Note has been paid in full or repurchased by the Depositor or purchased by the Administrator in accordance with the terms of the AART Transaction Documents.

(e) If at any time the Administrator proposes to sell, grant a security interest in or otherwise transfer any interest in secured notes to any prospective purchaser, lender or other transferee, the Administrator shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Secured Note, indicate clearly that such Secured Note has been sold and is owned by the Issuing Entity unless such Secured Note has been paid in full or repurchased by the Depositor or purchased by the Administrator.

(f) The Administrator shall permit the AART Indenture Trustee and the AART Owner Trustee and their respective agents at any time to inspect, audit and make copies of and abstracts from the Administrator’s records regarding any Notes then or previously included in the AART Trust Estate.

(g) The Administrator shall furnish to the AART Indenture Trustee and the AART Owner Trustee at any time upon request a list of all Secured Notes then held as part of the AART Trust Estate, together with a reconciliation of such list to the Schedule of Secured Notes and to each of the Administrator’s Accountings furnished before such request indicating removal of Secured Notes from the AART Trust Estate. Upon request, the Administrator shall furnish a copy of any such list to the Depositor. The AART Indenture Trustee, the AART Owner Trustee and the Depositor shall hold any such list and the Schedule of Secured Notes for examination by interested parties during normal business hours at their respective offices located at the addresses specified in Section 9.04.

(h) The Administrator shall deliver to the AART Indenture Trustee and the AART Owner Trustee promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed as necessary to fully preserve and protect the interest of the AART Indenture Trustee and the AART Owner Trustee in the Secured Notes, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

Section 9.03 Survival.

The representations and warranties and covenants of the Administrator set forth in Sections 2.03 and 3.02 of this Agreement shall remain in full force and effect and shall survive the Closing Date under Section 2.03 of the Pooling Agreement and the closing under the Further Transfer Agreements.

Section 9.04 Notices. All demands, notices and communications upon or to the Seller, the Depositor, the Administrator, the AART Indenture Trustee or the Issuing Entity under this Agreement shall be delivered as specified in Part III of Appendix A to this Agreement.

Section 9.05 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes, the Certificates or the rights of the holders thereof.

Section 9.07 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Administrator or Depositor without the prior written consent of Noteholders whose Notes evidence not less than 66% of the Outstanding Amount of the Notes as of the close of the preceding Distribution Date and of Certificateholders whose Certificates evidence not less than 66% of the Voting Interests as of the close of the preceding Distribution Date; provided, however, that this Agreement may be assigned by the Administrator or the Depositor without the consent of Noteholders, Certificateholders or any other Person to a corporation, limited liability company or other entity that is a successor (by merger, consolidation or purchase of assets) to the Administrator or the Depositor (as applicable), or 25% or more of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by General Motors or Ally Financial, provided that such entity executes an agreement of assumption, as provided in Section 6.02 of this Agreement or Section 3.03(a) of the Trust Sale Agreement, as applicable. The Depositor or the Administrator, as applicable, shall provide notice of any such assignment to the Rating Agencies.

Section 9.08 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent expressly provided herein, the Noteholders, the Certificateholders, the AART Indenture Trustee, the AART Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in Section 6.01 or in this Article IX, no other Person shall have any right or obligation hereunder.

Section 9.09 Waivers. No failure or delay on the part of the Administrator in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy

Section 9.10 Separate Counterparts. This Agreement may be executed in two or more separate counterparts, and by different parties on separate counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 9.11 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions thereof.

Section 9.12 No Petition Covenants. Notwithstanding any prior termination of this Agreement, the Administrator shall not, prior to the date which is one year and one day after the final distribution with respect to the Notes to the Note Distribution Account, acquiesce, petition or otherwise invoke or cause the Issuing Entity or ACOLT to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor, the Issuing Entity or ACOLT under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor, the Issuing Entity or ACOLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor, the Issuing Entity or ACOLT under a federal or State bankruptcy or insolvency proceeding.

Section 9.13 Limitation of Liability of AART Indenture Trustee and the AART Owner Trustee.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Citibank, N.A., not in its individual capacity but solely as AART Indenture Trustee and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the AART Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the AART Indenture.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as AART Owner Trustee and in no event shall Deutsche Bank Trust Company Delaware have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the AART Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

Section 9.14 Tax Treatment. The Administrator covenants that for all tax purposes the Administrator shall regard and treat the Notes and the Certificates in a manner consistent with the agreements (i) among the Depositor, the AART Owner Trustee and the Certificateholders, in Section 9.10 of the Trust Agreement and (iii) among the Depositor, the AART Indenture Trustee and the Noteholders in Section 2.14 of the AART Indenture.

Section 9.15 Furnishing Documents. The AART Indenture Trustee shall furnish or otherwise make available to Noteholders, promptly upon receipt of a written request therefor, copies of the Pooling Agreement, the Trust Sale Agreement, the Trust Agreement, the AART Indenture and this Agreement.

Section 9.16 Information to Be Provided by the AART Indenture Trustee.

(a) The AART Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the AART Indenture Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1104(e), 1121(c), 1117, 1119 and 1122 of Regulation AB and Rule 15Ga-1 under the Exchange Act, as it relates to the AART Indenture Trustee or to the AART Indenture Trustee’s obligations under this Agreement and the AART Indenture; provided that with respect to Rule 15Ga-1, and Items 1121(c) and 1104(e), and the AART Indenture Trustee shall not be deemed a “securitizer” under Regulation AB or under the Exchange Act.

(b) Except to the extent disclosed by the AART Indenture Trustee in subsection (c) or (d) below, the AART Indenture Trustee shall be deemed to have represented to the Depositor on the first day of each Monthly Period with respect to the prior Monthly Period that to the best of its knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against Citibank, N.A. or any property of Citibank, N.A. that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

(c) The AART Indenture Trustee shall, as promptly as practicable following notice to or discovery by the AART Indenture Trustee of any changes to any information regarding the AART Indenture Trustee as is required for the purpose of compliance with Item 1117 of Regulation AB, provide to the Depositor, in writing, such updated information.

(d) The AART Indenture Trustee shall deliver to the Depositor on or before March 15 of each year, beginning with March 15, 2013 (or, if such day is not a Business Day, the next succeeding Business Day), a certificate of a representative of the AART Indenture Trustee with respect to the immediately preceding calendar year certifying, on behalf of the AART Indenture Trustee, that except to the extent otherwise disclosed in writing to Depositor, to the best of his or her knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against Citibank, N.A. or any property of Citibank, N.A. that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

(e) The AART Indenture Trustee shall deliver to the Depositor on or before March 15 of each year, beginning with March 15, 2013 (or, if such day is not a Business Day, the next succeeding Business Day), a certificate of a representative of the AART Indenture Trustee with respect to the immediately preceding calendar year providing to the Depositor such information regarding the AART Indenture Trustee as is required for the purpose of compliance with Item 1119 of Regulation AB. Such information shall include, at a minimum a description of any affiliation between the AART Indenture Trustee and any of the following parties to this securitization transaction, as such parties are identified to the AART Indenture Trustee by the Depositor in writing in advance of this securitization transaction:

(i)	the Depositor;

(ii)	Ally Bank, as sponsor;

(iii)	the Issuing Entity;

(iv)	ACOLT;

(v)	ACOL LLC;

(vi)	the Servicer;

(vii)	the Administrator;

(viii)	the AART Owner Trustee;

(ix)	the ACOLT Indenture Trustee;

(x)	the ACOLT Owner Trustee; and

(xi)	any other material transaction party

(f) In connection with the parties listed in clauses (i) through (xi) above, the AART Indenture Trustee shall include a description of whether there is, and if so, the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this securitization transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset backed securities issued in this securitization transaction.

(g) The AART Indenture Trustee shall provide the Depositor with notification, as soon as practicable and in any event within five Business Days, of all demands communicated to the AART Indenture Trustee for the repurchase or replacement of any Secured Note pursuant to Section 2.04 of the Trust Sale Agreement or Section 2.04 of this Agreement, as applicable.

Section 9.17 Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuing Entity or the AART Indenture Trustee.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ALLY AUTO RECEIVABLES TRUST 2012-SN1, Issuing Entity

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as AART Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

ALLY AUTO ASSETS LLC, Depositor

By:
Name:
Title:

ALLY FINANCIAL INC., Administrator

By:
Name:
Title:

Acknowledged, Accepted and with respect to Sections 4.02(c), 4.04, 4.05, 4.07, 5.01, 6.03, 7.03, 9.02(g), 9.15, and 9.16, Agreed to By:

CITIBANK, N.A.,not in its individual capacity but solely as AART Indenture Trustee,

By:
Name:
Title:

EXHIBIT A

SCHEDULE OF SECURED NOTES

On file at the offices of:

1.	The AART Indenture Trustee

2.	The AART Owner Trustee

3.	The ACOLT Indenture Trustee

4.	The ACOLT Owner Trustee

5.	Ally Financial Inc.

6.	Ally Auto Assets LLC

Ex. A

APPENDIX A

PART I – DEFINITIONS

All terms defined in this Appendix shall have the defined meanings when used in the ACOLT Transaction Documents or the AART Transaction Documents, as applicable, unless otherwise defined therein.

AART: Ally Auto Receivables Trust 2012-SN1, a Delaware statutory trust.

AART Certificate of Trust: The certificate of trust of the Issuing Entity substantially in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Act.

AART Collection Account: The account designated as the “Collection Account,” established and maintained pursuant to Section 5.01(a)(i) of the Administration Agreement.

AART Collection Account Shortfall Amount: With respect to any Distribution Date, the excess of (A) the amounts payable from the AART Collection Account on such Distribution Date pursuant to Section 4.05(b) of the Administration Agreement or, following the occurrence of an AART Event of Default and a declaration that the Notes have become immediately due and payable, pursuant to Section 8.01(b) of the Administration Agreement (in each case, other than deposits to the Reserve Account and payments to the Certificateholders in accordance with the priorities of payment set forth therein), over (B) the Total Available Amount (other than any amounts set forth in clause (i) of the definition thereof) for such Distribution Date.

AART Event of Default: An event described in Section 5.1 of the AART Indenture.

AART Event of Default Proceeds: As defined in Section 8.01(b) of the Administration Agreement.

AART Event of Default Sale: As defined in Section 8.01(b) of the Administration Agreement.

AART Event of Default Sale Notice: As defined in Section 5.4 of the AART Indenture.

AART Indenture: The AART Indenture, dated as of the Closing Date, between the Issuing Entity and the AART Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

AART Indenture Trustee: Citibank, N.A., a national banking association, not in its individual capacity but solely as trustee under the AART Indenture, or any successor under the AART Indenture.

AART Owner Trustee: Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee under the Trust Agreement, or any successor under the Trust Agreement.

AART Owner Trust Estate: All right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Trust Sale Agreement, all funds on deposit from time to time in the AART Collection Account and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the AART Owner Trustee and the Trust pursuant to the Trust Sale Agreement.

AART Transaction Documents: The Administration Agreement, the AART Certificate of Trust, the Trust Agreement, the Pooling Agreement (including the First Step Secured Notes Assignment), the Trust Sale Agreement (including the Second Step Secured Notes Assignment), the AART Indenture, the Note Depository Agreement, the Notes and the Certificates.

AART Trust Estate: All money, instruments, rights and other property that are subject or intended to be subject to the Lien of the AART Indenture for the benefit of the Secured Parties (including all property and interests Granted to the AART Indenture Trustee), including all proceeds thereof, pledged to the AART Indenture Trustee pursuant to the AART Indenture.

ABS Value: With respect to a Lease Asset on any Distribution Date and the last day of the related Monthly Period,

(a) for each Administrative Lease Asset with respect to which the Servicer has paid the Administrative Purchase Payment as of the close of business on the last day of the related Monthly Period pursuant to Section 2.13 of the Servicing Agreement, zero;

(b) for each Warranty Lease Asset with respect to which the Seller has paid the Warranty Payment as of the close of business on the last day of the related Monthly Period pursuant to Section 4.04 of the Sale and Contribution Agreement, zero;

(c) for each Lease Asset that (i) terminated during or prior to the related Monthly Period or reached its Scheduled Lease End Date during or prior to the related Monthly Period, (ii) became a Pull Ahead Lease Asset during or prior to the related Monthly Period, or (iii) became an Extended Lease during or prior to the related Monthly Period, but, in each case, that did not become a Liquidating Lease Asset (and neither of the actions described in clauses (a) or (b) above have occurred with respect to such Lease Asset) during or prior to such Monthly Period, the Lease Residual;

(d) for each Lease Asset that became a Liquidating Lease Asset during or prior to such Monthly Period, zero; and

(e) for each other Lease Asset not described in clauses (a) through (d) above, the sum of (i) the present value, as of the close of business on the last day of the related Monthly Period (discounted at a rate equal to the Discount Rate for such Lease Asset and computed on the basis of a 360-day year comprised of twelve 30-day months), of each Monthly Lease Payment (if any) for such Lease Asset due after the last day of the related Monthly Period, discounted from the first day of the Monthly Period in which such Monthly Lease Payment is due to the last day of the related Monthly Period, (ii) the aggregate amount of past due and unpaid Monthly Lease Payments, if any, for which no Advances have been made for such Lease Asset, and (iii) the present value, as of the close of business on the last day of the related Monthly Period (discounted at a rate equal to the Discount Rate for such Lease Asset and computed on the basis

App. A-2

of a 360-day year comprised of twelve 30-day months), of the Lease Residual for such Lease Asset, discounted from the first day of the Monthly Period in which the Scheduled Lease End Date for such Lease Asset occurs to the last day of the related Monthly Period.

Account Holder: A bank or trust company, whose short-term unsecured debt obligations have the Required Deposit Rating, that holds one or more of the Designated Accounts or the ACOLT Accounts.

ACOL LLC: Ally Central Originating Lease LLC or any successor thereto.

ACOLT: The trust created on April 7, 2010 by the Declaration of Trust known as the “Ally Central Originating Lease Trust,” “ACOLT” or “A.C.O.L. Trust,” a Delaware statutory trust.

ACOLT 2012-SN1 Series: The separate series of equity beneficial interests in ACOLT created by the ACOLT 2012-SN1 Supplement to the Declaration of Trust and the related secured notes issued by ACOLT to which Lease Assets are being allocated, and the Lease Assets allocated thereto, as the context requires.

ACOLT 2012-SN1 Supplement to the Declaration of Trust: The ACOLT 2012-SN1 Supplement to the Declaration of Trust, dated as of the Closing Date, between the ACOLT Owner Trustee and ACOL LLC, as Residual Certificateholder, pursuant to Section 3.2 of the Declaration of Trust, as the same may be amended, supplemented or otherwise modified from time to time.

ACOLT Account: Each of the ACOLT Collection Account, the Reserve Account and the Payment Ahead Servicing Account.

ACOLT Certificate: Each certificate issued pursuant to Section 10.2 of the ACOLT 2012-SN1 Supplement to the Declaration of Trust.

ACOLT Certificateholder: ACOL LLC or any other Person that holds the ACOLT Certificate.

ACOLT Collateral: As set forth in the granting clause of the ACOLT Indenture.

ACOLT Collection Account: The account designated as such and established and maintained pursuant to Section 3.01(a)(i) of the Servicing Agreement.

ACOLT Collections: With respect to any Distribution Date and the Lease Assets, an amount equal to the sum of the following amounts with respect to the related Monthly Period:

(a)	the Monthly Lease Payments received with respect to the Lease Assets (including Applied Payments Ahead but excluding Excess Payments made during such Monthly Period that are treated as Payments Ahead);

(b)	all Pull Ahead Payments received or deposited by the Servicer since the preceding Distribution Date (or with respect to the first Distribution Date, since the Cutoff Date) with respect to any Lease Assets that became Pull Ahead Lease Assets during or prior to the related Monthly Period;

App. A-3

(c)	all Warranty Payments received or deposited by the Servicer in respect of the Lease Assets during the related Monthly Period;

(d)	all Administrative Purchase Payments received or deposited by the Servicer in respect of the Lease Assets during the related Monthly Period;

(e)	all Sale Proceeds received or deposited by the Servicer in respect of the Lease Assets during the related Monthly Period;

(f)	any Monthly Payment Advances and Residual Advances with respect to such Distribution Date;

(g)	all Extended Lease Payments received or deposited by the Servicer with respect to Extended Leases during the related Monthly Period;

(h)	if such Distribution Date is the Optional Purchase Date, the Optional Purchase Price deposited into the ACOLT Collection Account by the Servicer on such Distribution Date pursuant to Section 7.01 of the Servicing Agreement;

(i)	all Insurance Proceeds received with respect to the Lease Assets during the related Monthly Period;

(j)	without double counting any of the amounts specifically set forth above, the portion of any Security Deposits with respect to the Lease Assets deemed to be included as part of ACOLT Collections for the related Monthly Period pursuant to Section 2.03(b) of the Servicing Agreement; plus

(k)	any other amounts received by the Servicer during the related Monthly Period with respect to the Lease Assets, other than Excluded Amounts, Supplemental Servicing Fees, Excess Payments and Sales and Use Tax Amounts.

In no event shall the term “ACOLT Collections” for any Distribution Date include any Excluded Amounts or Sales and Use Tax Amounts received during the related Monthly Period.

ACOLT Custodian: Ally Financial or another custodian named from time to time in the Servicing Agreement.

ACOLT Designated Account Property: All amounts and investments held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

ACOLT Designated Accounts: The ACOLT Collection Account and the Reserve Account.

App. A-4

ACOLT Designation: The Designation of Trust Beneficiary and Creation of Series of Beneficial Interest, dated as of April 7, 2010, by Ally Financial, as Servicer and Initial Trust Beneficiary, ACOLT and ACOL LLC, and accepted and agreed to by the VAULT Trustee.

ACOLT Indemnified Person: As set forth in Section 5.01(a)(ii) of the Servicing Agreement.

ACOLT Indenture: The ACOLT 2012-SN1 Indenture, dated as of the Closing Date, between ACOLT and the ACOLT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

ACOLT Indenture Trustee: Citibank, N.A., a national banking association, not in its individual capacity but solely as trustee under the ACOLT Indenture, or any successor under the ACOLT Indenture.

ACOLT Interested Parties: As set forth in the recitals to the Sale and Contribution Agreement.

ACOLT Order: A written order signed in the name of ACOLT by any of its Authorized Officers and delivered to the ACOLT Indenture Trustee.

ACOLT Overcollateralization Amount: $125,794,295.50, which is equal to the excess of the Aggregate Initial ABS Value over the Initial Secured Note Principal Balance.

ACOLT Owner Trustee: Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee under the Declaration of Trust, or any successor thereto.

ACOLT Program Definitions: The ACOLT Program Definitions attached as Exhibit I to the Declaration of Trust.

ACOLT Request: A written request signed in the name of ACOLT by any of its Authorized Officers and delivered to the ACOLT Indenture Trustee.

ACOLT Transaction Documents: The Declaration of Trust, the ACOLT 2012-SN1 Supplement to the Declaration of Trust, the VAULT Trust Agreement, the ACOLT Transfer Direction, the ACOLT Designation, the Ally Bank Designation, the VAULT Security Agreement, the Sale and Contribution Agreement, the ACOLT Indenture, the Servicing Agreement, the Pull Ahead Funding Agreement, the Secured Notes and the ACOLT Certificate.

ACOLT Transfer Direction: The Transfer Direction re Beneficial Interest in Applicable Trust Estate and Notice of Allocation of Lease Assets to Series 2012-SN1, dated as of September 14, 2012, by Ally Bank and ACOL LLC, as acknowledged and agreed to by the VAULT Trustee, the Servicer, ACOLT, the ACOLT Owner Trustee, the Depositor and the Issuing Entity.

ACOLT Trust Estate: All right, title and interest of ACOLT in, to and under the ACOLT Collateral and all right, title and interest of VAULT in, to and under the VAULT Pledged Collateral.

App. A-5

Act: With respect to the ACOLT Indenture, an Act as specified in Section 11.3(a) of the ACOLT Indenture, and with respect to the AART Indenture, an Act as specified in Section 11.3(a) of the AART Indenture.

Actual Payment: With respect to a Distribution Date and a Lease, all payments received by the Servicer from or for the account of the Lessee during the related Monthly Period, except for any Overdue Payments, Supplemental Servicing Fees, Excluded Amounts or any payments with respect to Sales and Use Tax Amounts. Actual Payments do not include Applied Payments Ahead.

Administration Agreement: The Administration Agreement, dated as of the Closing Date, among the Administrator, the Depositor and the Issuing Entity, as the same may be amended, supplemented or otherwise modified from time to time.

Administration Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Administration Fee: With respect to a Distribution Date, the basic fee payable to the Administrator for administration services rendered during the related Monthly Period, which shall be equal to one-twelfth (1/12th) of the Administration Fee Rate multiplied by the Aggregate Secured Note Principal Balance of all Secured Notes held by the Trust as of the opening of business on the first day of such Monthly Period (or, for the first Distribution Date, the Administration Fee Rate multiplied by a fraction, the numerator of which is [60] and the denominator of which is 360, multiplied by the Aggregate Secured Note Principal Balance as of the Closing Date).

Administration Fee Rate: 0.01% per annum.

Administrative Lease Asset: A Lease Asset that the Servicer is required to purchase pursuant to Section 2.13 of the Servicing Agreement.

Administrative Purchase Payment: With respect to (a) an Administrative Secured Note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the Monthly Period prior to the Monthly Period as of which the Administrator is required to (or, if earlier, elects to) purchase such Administrative Secured Note; and (b) an Administrative Lease Asset, the ABS Value of such Administrative Lease Asset determined as of the close of business on the last day of the Monthly Period prior to the Monthly Period as of which the Servicer is required (or, if earlier, elects) to purchase such Administrative Lease Asset.

Administrative Secured Note: A Secured Note that the Administrator is required to purchase pursuant to Section 2.04 of the Administration Agreement or that the Administrator has elected to repurchase pursuant to Section 8.01(a) of the Administration Agreement.

Administrator: The Person executing the Administration Agreement as the Administrator, or its successor in interest pursuant to Section 6.02 of the Administration Agreement.

App. A-6

Administrator Default: An event described in Section 7.01 of the Administration Agreement.

Administrator’s Accounting: A certificate, completed by and executed on behalf of the Administrator, in accordance with Section 2.06 of the Administration Agreement.

Advance: With respect to the Lease Assets and any Distribution Date, the amount that the Servicer has advanced pursuant to Section 3.06 of the Servicing Agreement.

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Office: With respect to (a) the Issuing Entity, the office of the Issuing Entity maintained pursuant to Section 3.2 of the AART Indenture and (b) ACOLT, the office of ACOLT maintained pursuant to Section 3.2 of the ACOLT Indenture.

Aggregate ABS Value: As of any date of determination, an amount equal to the sum of the ABS Values of all Lease Assets on such date.

Aggregate Class A Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the aggregate of the Note Class Interest Distributable Amount for each class of the Class A Notes as of such Distribution Date and (ii) the Class A Interest Carryover Shortfall as of the close of business on the preceding Distribution Date.

Aggregate Class B Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class B Notes as of such Distribution Date and (ii) the Class B Interest Carryover Shortfall as of the close of business on the preceding Distribution Date.

Aggregate Class C Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class C Notes as of such Distribution Date and (ii) the Class C Interest Carryover Shortfall as of the close of business on the preceding Distribution Date.

Aggregate Initial ABS Value: An amount equal to the sum of the Initial ABS Values of all Lease Assets.

Aggregate Note Principal Balance: With respect to the close of business on a Distribution Date, the sum of the Note Principal Balances for all classes of Notes.

Aggregate Noteholders’ Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Aggregate Class A Interest Distributable Amount as of such Distribution Date, (ii) the Aggregate Class B Interest Distributable Amount as of such Distribution Date and (iii) the Aggregate Class C Interest Distributable Amount as of such Distribution Date.

App. A-7

Aggregate Noteholders’ Principal Distributable Amount: With respect to any Distribution Date, the sum of (i) the Noteholders’ Regular Principal Distributable Amount as of such Distribution Date and (ii) the Aggregate Noteholders’ Priority Principal Distributable Amount as of such Distribution Date.

Aggregate Noteholders’ Priority Principal Distributable Amount: With respect to any Distribution Date, the sum of (i) the First Priority Principal Distributable Amount, (ii) the Second Priority Principal Distributable Amount and (iii) the Third Priority Principal Distributable Amount, each as of such Distribution Date.

Aggregate Overcollateralization Amount: $75,491,670.10 which is the excess of the Aggregate Initial ABS Value over the Aggregate Note Principal Balance as of the Closing Date.

Aggregate Residual Losses: As of any Distribution Date, an amount equal to the positive or negative difference of (i) the Aggregate ABS Value as of the first day of the related Monthly Period of each Lease Asset with respect to which the related Leased Vehicle was liquidated by or on behalf of the Servicer during the related Monthly Period, other than any Lease Asset with respect to which the related Leased Vehicle was repossessed by the Servicer in connection with a default by the related Lessee on its obligations under the related Lease, over (ii) any collections, including any Sale Proceeds and Pull Ahead Payments, received by the Servicer and applied during such Monthly Period with respect to such Lease Assets.

Aggregate Secured Note Interest Distributable Amount: For any Distribution Date, an amount equal to the sum of the Secured Note Interest Distributable Amounts for all Secured Notes on such Distribution Date.

Aggregate Secured Note Principal Balance: On any date of determination, the sum of the Secured Note Principal Balances for all Secured Notes on such date.

ALG Residual: With respect to a Lease Asset, the applicable expected value of the related Leased Vehicle at the Scheduled Lease End Date as determined by Automotive Lease Guide Co. and as utilized by the Servicer on the date such Lease Asset was originated.

Ally Auto: Ally Auto Assets LLC, a Delaware limited liability company, and its successors and assigns.

Ally Bank: Ally Bank, a Utah chartered bank, formerly known as GMAC Automotive Bank, and its successors and assigns.

Ally Bank Designation: The Designation of Trust Beneficiary and Creation of Series of Beneficial Interest, dated as of August 2, 2004, by Ally Financial and Ally Bank and accepted, acknowledged and agreed by the VAULT Trustee.

Ally Financial: Ally Financial Inc., a Delaware corporation, formerly known as GMAC Inc., GMAC LLC and General Motors Acceptance Corporation, and its successors and assigns.

Ally Parties: ACOLT, ACOL LLC, Ally Bank, Ally Auto, Ally Financial and the Issuing Entity.

App. A-8

Annual Statement of Compliance: The Officer’s Certificate required to be delivered by the Issuing Entity, pursuant to Section 3.9 of the AART Indenture or the officer’s certificate required to be delivered by the Administrator pursuant to Section 4.01 of the Administration Agreement, as applicable.

Applicable AART Trustee: So long as the Aggregate Note Principal Balance is greater than zero and the AART Indenture has not been discharged in accordance with its terms, the AART Indenture Trustee, and thereafter, the AART Owner Trustee.

Applied Extended Lease Payment Amount: With respect to each Distribution Date, the amount of any Extended Lease Payments received or deposited by the Servicer into the ACOLT Collection Account during or prior to the related Monthly Period in respect of Applied Extended Leases for such Distribution Date.

Applied Extended Leases: With respect to each Distribution Date, any Extended Lease which became a Liquidating Lease Asset during the related Monthly Period.

Applied Payments Ahead: With respect to a Distribution Date and a Lease on which the Actual Payment made by the Lessee during the related Monthly Period was less than the Monthly Lease Payment, an amount equal to the lesser of (i) the Payments Ahead with respect to such Lease and (ii) the amount by which the Monthly Lease Payment exceeds such Actual Payment.

Authorized Officer: With respect to (a) the Issuing Entity, any officer or agent acting under power of attorney of the AART Owner Trustee who is authorized to act for the AART Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the AART Owner Trustee to the AART Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or the power of attorney and, so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuing Entity and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the AART Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter); or (b) ACOLT, any officer or agent acting under power of attorney of the ACOLT Owner Trustee who is authorized to act for the ACOLT Owner Trustee in matters relating to ACOLT and who is identified on the list of Authorized Officers delivered by the ACOLT Owner Trustee to the ACOLT Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or the power of attorney and, so long as the Servicing Agreement is in effect, any officer of the Servicer who is authorized to act for ACOLT pursuant to the Servicing Agreement and who is identified on the list of Authorized Officers delivered by the Servicer to the ACOLT Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Available Distribution Amount: With respect to any Distribution Date, the sum of (I) the excess of (A) the sum of (i) the ACOLT Collections received by the Servicer on the Lease Assets during the related Monthly Period, and (ii) the Applied Extended Lease Payment Amount for such Distribution Date, over (B) the Unapplied Extended Lease Payment Amount for such

App. A-9

Distribution Date, plus (II) the amounts transferred from the Reserve Account to the ACOLT Collection Account on such Distribution Date pursuant to Section 3.03(b)(iv) of the Servicing Agreement, minus (III) any amounts for Outstanding Advances and Liquidation Expenses withdrawn from the ACOLT Collection Account on such Distribution Date pursuant to Section 3.03(b)(iii) of the Servicing Agreement.

Bankruptcy Code: Title 11 of the United States Code, as the same may be amended from time to time.

Basic Servicing Fee: With respect to any Distribution Date, the product of (i) the Aggregate ABS Value of the Lease Assets at the opening of business on the first day of the related Monthly Period, (ii) 1/12 (or with respect to the first Distribution Date, a fraction, the numerator of which is [60] and the denominator of which is 360), and (iii) the Basic Servicing Fee Rate.

Basic Servicing Fee Rate: 1.00% per annum.

Beneficial Interest: With respect to any Leased Vehicle related to a Lease Asset, (x) the beneficial interest in VAULT representing an interest in the legal title to such Leased Vehicle, or (y) or to the extent that, notwithstanding the terms of the VAULT Trust Agreement and the Statutory Trust Act, ACOLT is deemed to hold a direct ownership interest in the legal title to such Leased Vehicle (and not merely a beneficial interest in VAULT representing an interest in the legal title to such Leased Vehicle), the direct ownership interest in the legal title to such Leased Vehicle.

Benefit Plan: Any of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a “plan” subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or a plan in such entity.

Book Entry Notes: A beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the AART Indenture.

Business Day: Any day other than a Saturday, a Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, remain closed.

Buyer: As set forth in the form of Transfer Certificate contained in Exhibit B to the ACOLT Indenture.

Certificate: Any one of the AART 2012-SN1 Asset Backed Certificates executed by the Trust and authenticated by the AART Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

Certificate Distribution Account: The account, if applicable, designated as such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.

App. A-10

Certificate Register: The register of Certificates specified in Section 3.4 of the Trust Agreement.

Certificate Registrar: The registrar at any time of the Certificate Register, appointed pursuant to Section 3.4(a) of the Trust Agreement.

Certificateholder: A Person in whose name an Certificate is registered pursuant to the terms of the Trust Agreement.

Certificate Owner: If the Certificate is delivered as a book-entry certificate pursuant to Section 3.4(c) of the Trust Agreement, the Person who is the beneficial owner of such book-entry certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

Chrysler: Chrysler Group LLC or a subsidiary thereof or its successors and assigns.

Class A Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class A Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class A Notes.

Class A Notes: Collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

Class A-1 Notes: The 0.25031% Asset Backed Notes, Class A-1 in the initial aggregate principal balance of $213,000,000 issued pursuant to the AART Indenture.

Class A-2 Notes: The 0.51% Asset Backed Notes, Class A-2 in the initial aggregate principal balance of $480,000,000 issued pursuant to the AART Indenture.

Class A-3 Notes: The 0.57% Asset Backed Notes, Class A-3 in the initial aggregate principal balance of $440,000,000 issued pursuant to the AART Indenture.

Class A-4 Notes: The 0.70% Asset Backed Notes, Class A-4 in the initial aggregate principal balance of $132,540,000 issued pursuant to the AART Indenture.

Class B Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class B Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class B Notes.

Class B Notes: The 1.43% Asset Backed Notes, Class B in the initial aggregate principal balance of $83,861,000 issued pursuant to the AART Indenture.

App. A-11

Class C Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class C Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class C Notes.

Class C Notes: The 1.94% Asset Backed Notes, Class C in the initial aggregate principal balance of $49,554,000 issued pursuant to the AART Indenture.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream, Luxembourg, socíeté anonyme (formerly known as Cedelbank), a corporation organized under the laws of the Duchy of Luxembourg.

Closing Date: September 19, 2012.

Code: The Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

Collateral: The collateral specified in the granting clause of the AART Indenture.

Collateral Agent: As defined in Article VII of the Receivables Servicing Agreement.

Commission: The Securities and Exchange Commission.

Controlling Class: Shall be (a) so long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes and (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes.

Corporate Trust Office: With respect to (a) the AART Indenture Trustee, the principal office at which at any particular time the corporate trust business of the AART Indenture Trustee shall be administered, which offices at the Closing Date are located (i) solely for the purposes of the transfer, surrender or exchange of Notes, 111 Wall Street, 15th Floor Window, New York, New York, 10005, Attn: Corporate Trust Services—AART 2012-SN1 and (ii) for all other purposes, at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attn: Global Transaction Services—AART 2012-SN1; (b) the ACOLT Indenture Trustee, the principal office at which at any particular time the corporate trust business of the ACOLT Indenture Trustee is administered, which offices at the Closing Date are located (i) solely for the purposes of the transfer, surrender or exchange of Notes, 111 Wall Street, 15th Floor Window, New York, New York, 10005, Attn: Corporate Trust Services—ACOLT 2012-SN1 and (ii) for all other purposes, at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attn: Global Transaction

App. A-12

Services—ACOLT 2012-SN1 and (c) the AART Owner Trustee, the principal office at which at any particular time the corporate trust business of the AART Owner Trustee shall be administered, which offices at the Closing Date are located at 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266, Attn: Corporate Trust Department.

Custodian: The Person executing the Servicing Agreement as the Custodian or its successor in interest pursuant to Section 8.16 of the Servicing Agreement.

Customary Servicing Practices: The customary servicing practices, procedures and policies utilized by the Servicer with respect to automotive leases that it services for itself or others, as such practices, procedures and policies may be changed from time to time.

Cutoff Date: August 1, 2012.

Dealer: As defined in Exhibit I to the Declaration of Trust.

Dealer Agreement: An existing agreement between Ally Bank or one of its Affiliates and a Dealer with respect to a Lease Asset.

Declaration of Trust: The Declaration of Trust by Deutsche Bank Trust Company Delaware, as ACOLT Owner Trustee, dated as of April 7, 2010, acknowledged, accepted and agreed to by ACOL LLC, as the same may be amended, supplemented or otherwise modified from time to time.

Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default under the ACOLT Indenture with respect to the Secured Notes or under the AART Indenture with respect to the Notes.

Definitive Notes: The Notes issued in the form of definitive notes pursuant to Sections 2.10 or 2.12 of the AART Indenture.

Delivery: When used with respect to ACOLT Designated Account Property, “Delivery” means:

(a)

with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Designated Account Owner or its nominee or custodian by physical delivery to the Designated Account Owner or its nominee or custodian endorsed to, or registered in the name of, the Designated Account Owner or its nominee or custodian or endorsed in blank, and, with respect to a “certificated security” (as defined in Section 8-102 of the UCC) transfer to thereof (A) by delivery of such certificated security endorsed to, or registered in the name of, the Designated Account Owner or its nominee or custodian, or to another person, other than a “securities intermediary” (as defined in Section 8-102(14) of the UCC), who acquires possession of the certificated security on behalf of the Designated Account Owner or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges in an authenticated record that it holds for the Designated Account Owner or its nominee or custodian, or

App. A-13

(B) by delivery thereof to a “securities intermediary”, who has agreed to hold all such assets delivered to it as “financial assets” under Article 8 of the applicable UCC and credit such assets to a “securities account” in which the Designated Account Owner is the entitlement holder, or (C) by delivery thereof to a “clearing corporation” (all of the foregoing, the “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Designated Account Owner or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Designated Account Property to the Designated Account Owner or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)	with respect to any such Designated Account Property that is any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: (A) book-entry registration of such Designated Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a “depositary” pursuant to applicable federal regulations and issuance by such intermediary of a deposit advice or other written confirmation of such book-entry registration to the Designated Account Owner or its nominee or custodian of the purchase by the Designated Account Owner or its nominee or custodian of such book-entry securities, (B) the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Designated Account Owner or its custodian or nominee and indicating that such custodian holds such Designated Account Property solely as agent for the Designated Account Owner or its nominee or custodian, (C) the making by the Designated Account Owner of entries in its books and records establishing that it holds such Designated Account Property solely as Designated Account Owner under the terms of Section 3.01 of the Servicing Agreement, and (D) such additional or alternative procedures as may hereafter become appropriate to effect complete transfer or ownership of any such Designated Account Property to the Designated Account Owner, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c)	with respect to any item of Designated Account Property that is an uncertificated security (as defined in Section 8-102(18) of the UCC) and that is not governed by clause (ii) above, (A) registration on the books and records of the issuer thereof in the name of the Designated Account Owner or its nominee or custodian, (B) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Designated Account Owner or its nominee or custodian, or (C) the delivery of such uncertificated security to a securities intermediary who has agreed to hold all such uncertificated securities delivered to it as “financial assets” under Article 8 of the applicable UCC and credit such assets to a “securities account” in which the Designated Account Owner is the entitlement holder.

App. A-14

Depositor: The Person executing the Trust Sale Agreement as the Depositor or its successor in interest pursuant to Section 3.03 of the Trust Sale Agreement.

Depositor Operating Agreement: The limited liability company agreement dated September 10, 2009 of Ally Auto to which the Ally Bank is a party, as amended, modified or supplemented from time to time.

Designated Account Owner: With respect to any ACOLT Designated Account, the Person in whose name such account is required to be maintained.

Designated Account Property: The Designated Accounts, all cash, investments, Financial Assets, securities and investment property held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities or otherwise) and all proceeds of the foregoing but excluding all Investment Earnings thereon.

Designated Accounts: The AART Collection Account and the Note Distribution Account, collectively.

Determination Date: The [15]th day of each calendar month, or if such [15]th day is not a Business Day, the next succeeding Business Day. With respect to any Distribution Date, the “related Determination Date” is the Determination Date preceding such Distribution Date.

Direct ACOLT Pledge: As set forth in the granting clause of the ACOLT Indenture.

Discount Rate: means, with respect to any Lease, the greater of (i) the Implicit Lease Rate and (ii) 6.5%.

Distribution Date: With respect to a Monthly Period, the 20th day of the next succeeding calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day, commencing October 22, 2012.

Eligible Deposit Account: Either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from any Rating Agency in one of its generic rating categories which signifies investment grade.

Eligible Institution: Either (i) the corporate trust department of the Designated Account Owner, Deutsche Bank Trust Company Delaware, the AART Indenture Trustee or the ACOLT Indenture Trustee or (ii) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC.

App. A-15

Eligible Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)	direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

(b)	demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company; provided that such Person has a credit rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

(c)	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

(d)	investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby (including funds for which the Designated Account Owner, the ACOLT Owner Trustee or the ACOLT Indenture Trustee or any of their respective affiliates is an investment manager or advisor, so long as such fund shall have such rating);

(e)	bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(f)

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) or (B) a depository institution or trust company (x) the deposits of which are insured by FDIC or (y) the counterparty for which has a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Designated Account Owner, the AART

App. A-16

Indenture Trustee or the ACOLT Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amount of such repurchase obligation, and which is required to be liquidated immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall);

(g)	(solely in the case of the Reserve Account), the Class A-1 Notes;

(h)	commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations; and

(i)	[any other investment permitted by each of the Rating Agencies; provided that such investment has a credit rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;]

in each case, other than as permitted by the Rating Agencies, maturing (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either (x) such investment is in the institution with which the applicable account is then maintained or (y) the AART Indenture Trustee or the Designated Account Owner (or such other Person in whose name the applicable account is maintained) (so long as the short-term unsecured debt obligations of the AART Indenture Trustee or the Designated Account Owner (or such other Person in whose name the applicable account is maintained), as applicable, are rated at least “A-1” by S&P and “F1” by Fitch, if rated by Fitch, on the date such investment is made) shall advance funds on such Distribution Date, and in the case of the AART Indenture Trustee, to the Note Distribution Account, in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions such Distribution Date (I) with respect to the Designated Account Owner (or such other Person in whose name the applicable account is maintained), in accordance with Article III of the Servicing Agreement and (II) with respect to the AART Indenture Trustee, with respect to the Notes. If a Rating Agency that is rating the Notes has failed to provide a rating for an investment, then an equivalent required deposit rating may be obtained by another nationally recognized statistical rating organization. For purposes of the foregoing, (x) unless the AART Indenture Trustee or the Designated Account Owner (or such other Person in whose name the applicable account is maintained), as applicable, objects at the time an investment is made, the AART Indenture Trustee or the Designated Account Owner (or such other Person in whose name the applicable account is maintained), as applicable, shall be deemed to have agreed to make such advance with respect to such investment, and (y) references herein to a rating in the highest investment category for short term unsecured debt obligations or certificates of deposit shall mean “A-1” in the case of S&P and “F1” in the case of Fitch, if rated by Fitch.

Entitlement Holder: Has the meaning given such term in Section 8-102(a)(7) of the New York UCC.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

App. A-17

ERISA Affiliate: A corporation, trade or business that is, along with Ally Financial, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

Euroclear: Euroclear Bank SA/NV, Brussels office, as operator of the Euroclear system.

Event of Default: An event described in Section 5.1 of the ACOLT Indenture.

Event of Default Sale Notice: As set forth in Section 5.4 of the ACOLT Indenture.

Excess Payment: As set forth in Section 3.05(a) of the Servicing Agreement.

Excess Wear and Excess Mileage Charges: With respect to a Lease Asset, charges payable by the related Lessee in accordance with the terms of the related Lease upon termination of such Lease, which are either (a) as a result of excess wear and tear with respect to the related Leased Vehicle or (b) mileage charges incurred for vehicle mileage in excess of the amount permitted under the Lease.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Excluded Amounts: With respect to any Distribution Date and any Lease Asset, the sum of (i) any amounts received by the Servicer during the related Monthly Period with respect to any administrative fees and parking tickets and fines on the related Leased Vehicle, (ii) premiums paid by the Servicer or due to the related insurer during the related Monthly Period in connection with the maintenance of insurance with respect to such Lease Asset, and (iii) any amounts required under applicable law to be paid or refunded to the Lessee during the related Monthly Period (including any rebates of premiums with respect to cancellation of any insurance policy or service contract entered into by such Lessee).

Executive Officer: With respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such entity; and with respect to any partnership, any general partner thereof.

Expenses: The expenses described in Section 6.9 of the Trust Agreement.

Extended Lease: Any Lease included in a Lease Asset that has reached its Scheduled Lease End Date, with respect to which (x) the Lessee has paid all Monthly Lease Payments required under the terms of such Lease and (y) the Lessee has agreed with the Servicer to extend the term of such Lease and to continue making Monthly Lease Payments under such Lease in an amount as agreed between the Lessee and the Servicer in accordance with Customary Servicing Practices.

Extended Lease Payments: With respect to any Extended Lease and any Monthly Period prior to the Monthly Period in which the related Leased Vehicle was sold or otherwise disposed of by the Servicer, any Monthly Lease Payments due under such Extended Lease after its Scheduled Lease End Date and received by the Servicer during the related Monthly Period, minus any payments in respect of Sales and Use Tax Amounts required to be paid with respect to such Extended Lease during such Monthly Period.

App. A-18

FDIC: Federal Deposit Insurance Corporation or any successor agency.

FDIC Rule: 12 C.F.R. §360.6, as such may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time.

Final Maturity Date: The Distribution Date in January 20, 2017.

Final Scheduled Distribution Date: With respect to a class of Notes, the Distribution Date in the month and year set forth below opposite such Notes:

Class A-1 Notes:         September 20, 2013;

Class A-2 Notes:         December 22, 2014;

Class A-3 Notes:         August 20, 2015;

Class A-4 Notes:         December 21, 2015;

Class B Notes:            October 20, 2016; and

Class C Notes:            January 20, 2017.

Financial Asset: Has the meaning given such term in Article 8 of the New York UCC. As used herein, the Financial Asset “related to” a Security Entitlement is the Financial Asset in which the Entitlement Holder holding such Security Entitlement has the rights and property interest specified in Article 8 of the New York UCC.

Financial Parties: The Noteholders and the Certificateholders.

First Priority Principal Distributable Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Note Principal Balance of the Class A Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) (or with respect to the first Distribution Date, on the Closing Date) over (ii) the Aggregate ABS Value at the close of business on the last day of the related Monthly Period.

First Step Purchased Property: As defined in Section 2.01 of the Pooling Agreement.

First Step Secured Notes Assignment: As defined in Section 2.02 of the Pooling Agreement.

Fitch: Fitch, Inc. or any successor thereto.

Further Holders: The ACOLT Indenture Trustee, the ACOLT Owner Trustee, each Secured Noteholder, the ACOLT Certificateholder and the AART Indenture Trustee.

Further Transfer Agreements: The Pooling Agreement, the Trust Sale Agreement, the Second Step Secured Notes Assignment, the AART Indenture, the Trust Agreement and the Notes.

App. A-19

General Motors: General Motors Company, a Delaware corporation, and its successors and assigns, or General Motors LLC, a Delaware limited liability company, and its successors and assigns.

GMAC AB Series: The separate series of beneficial interests in the VAULT Trust of Ally Bank as set forth in the Ally Bank Designation.

Governmental Authority: As defined in Exhibit I of the Declaration of Trust.

Grant: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon, a security interest in and right of set off against, deposit, set over and confirm pursuant to the ACOLT Indenture or the AART Indenture, as applicable. A Grant of the ACOLT Collateral, the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the ACOLT Collateral or the Collateral, as applicable, and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Holder: With respect to (a) any Secured Note and any date of determination, the Person in whose name such Secured Note is registered in the Secured Note Register on such date, (b) any Note and any date of determination, the Person in whose name such Note is registered in the Note Register and (c) any Certificate and any date of determination, the Person in whose name such Certificate is registered in the Certificate Register on such date.

Implicit Lease Rate: The contractual annual percentage rate of the related Lease.

Indemnified Parties: The Persons specified in Section 6.9 of the Trust Agreement.

Independent: When used with respect to any specified Person, that the Person (i) is in fact independent of ACOLT, the Seller, the Servicer, the Issuing Entity, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in ACOLT, the Seller, the Servicer, the Issuing Entity, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with ACOLT, the Seller, the Servicer, the Issuing Entity, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: With respect to (a) the ACOLT Indenture, a certificate or opinion to be delivered to the ACOLT Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the ACOLT Indenture, made by an Independent appraiser or other expert appointed by an ACOLT Order and approved by the ACOLT Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the

App. A-20

signer is Independent within the meaning thereof; and (b) the AART Indenture, a certificate or opinion to be delivered to the AART Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the AART Indenture, made by an Independent appraiser or other expert appointed by an Issuing Entity Order and approved by the AART Indenture Trustee in the exercise of reasonable care, and stating that the signer has read the definition of “Independent” in the AART Indenture and that the signer is Independent within the meaning thereof.

Indirect Participant: A securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

Initial ABS Value: With respect to each Lease Asset, the sum of (i) the present value, as of the Cutoff Date (discounted at a rate equal to the Discount Rate for such Lease Asset and computed on the basis of a 360-day year comprised of twelve 30-day months), of each Monthly Lease Payment (if any) due after the Cutoff Date, discounted from the first day of the Monthly Period in which such Monthly Lease Payment is due to the Cutoff Date, (ii) the aggregate amount of past due and unpaid Monthly Lease Payments (if any) for which no Advances have been made, and (iii) the present value, as of the close of business on the Cutoff Date (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of the Lease Residual, discounted from the first day of the Monthly Period in which the Scheduled Lease End Date for such Lease Asset occurs to the Cutoff Date.

Initial Aggregate Secured Note Principal Balance: $1,411,534,429.55.

Initial Secured Note Principal Balance: As set forth in Section 2.1(c) of the ACOLT Indenture.

Institutional Accredited Investor: As set forth in Section 2.11 of the ACOLT Indenture.

Insurance Proceeds: With respect to a Distribution Date and a Lease Asset, all amounts received by the Servicer during the related Monthly Period with respect to any insurance policies maintained with respect to such Lease Asset pursuant to Section 2.08 of the Servicing Agreement.

Intercompany Advance Agreement: The Intercompany Advance Agreement, dated as September 11, 2009, between Ally Bank and Ally Auto, as amended, supplemented or modified from time to time.

Intercompany Note: The Intercompany Note issued by Ally Auto to Ally Bank under the Intercompany Advance Agreement.

Interest Rate: With respect to each class of Notes, the per annum rate set forth below:

Class A-1 Notes:         0.25031%;

Class A-2 Notes:         0.51%;

Class A-3 Notes:         0.57%;

Class A-4 Notes:         0.70%;

Class B Notes:             1.43%; and

Class C Notes:             1.94%.

App. A-21

Interested Parties: The Issuing Entity and each other party identified or described in the Pooling Agreement or the Further Transfer Agreements as having an interest as owner, trustee, secured party or holder of Securities.

Investment Company Act: The Investment Company Act of 1940, as the same may be amended from time to time.

Investment Earnings: Investment earnings on funds deposited in the ACOLT Accounts or the Designated Accounts and the Certificate Distribution Account, if any, net of losses and investment expenses.

Issuing Entity: The party named as such in the Trust Sale Agreement, the Administration Agreement and in the AART Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provisions contained herein and required by the TIA, each other obligor on the Notes.

Issuing Entity Order: A written order signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the AART Indenture Trustee.

Issuing Entity Request: A written request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the AART Indenture Trustee.

Junior Security Interest: As defined in the granting clause of the ACOLT Indenture.

Junior Security Interest Paragraph: As defined in the granting clause of the ACOLT Indenture.

Lease Asset: A Lease and the Leased Vehicle (or, as the context may require, the beneficial interest in such Leased Vehicle) related thereto, allocated to Series 2012-SN1 and the Series 2012-SN1 Portfolio, excluding any of the Lease Assets as of such date that constitute Liquidating Lease Assets, Administrative Lease Assets required to be purchased on or before such date and Warranty Lease Assets required to be repurchased on or before such date.

Lease Asset Files: As set forth in Section 4.01 of the Servicing Agreement.

Lease Assets Assignment: As set forth in Section 2.01 of the Sale and Contribution Agreement and attached as Exhibit A to the Sale and Contribution Agreement.

Lease Assets Schedule: As set forth in Section 2.19 of the Servicing Agreement.

Lease: Any automobile and light truck lease sold, assigned, transferred or conveyed to ACOLT, including all other agreements related thereto and all rights and obligations thereunder.

Lease OEM: General Motors, Chrysler or any other manufacturer of a Leased Vehicle.

App. A-22

Lease Residual: With respect to any Lease Asset, the lesser of the Stated Residual Value and the ALG Residual with respect to the related Leased Vehicle.

Leased Vehicle: An automobile or light truck that is or has been leased under a Lease with respect to a Lease Asset, that is or will be titled in the name of VAULT and with respect to which Ally Bank is the trust beneficiary.

Leases: The Program Leases relating to the Lease Assets.

Lessee: With respect to any Lease Asset, the lessee or the co-lessees of the Leased Vehicle and any guarantor of the Lease relating to such Lease Asset.

Lessee Purchase Amount: With respect to a Leased Vehicle related to a Lease Asset that the Lessee is purchasing at the Scheduled Lease End Date, all amounts payable by the Lessee in connection with such purchase under the related Lease.

Lien: Any security interest, lien, charge, pledge, equity, encumbrance or adverse claim of any kind other than tax liens, mechanics’ liens and any liens that attach by operation of law.

Liquidating Lease Asset: A Lease Asset with respect to which any of the following has first occurred during a Monthly Period:

(a)	the related Leased Vehicle was sold or otherwise disposed of by the Servicer following repossession thereof or the scheduled or early termination of the related Lease;

(b)	the related Lease reached its Scheduled Lease End Date more than 120 days prior to the end of such Monthly Period and as of the end of such Monthly Period, the related Leased Vehicle remained unsold;

(c)	the related Lease became an Extended Lease on its Scheduled Lease End Date and such Scheduled Lease End Date shall have occurred more than 120 days prior to the end of such Monthly Period and as of the end of such Monthly Period, the related Leased Vehicle remained unsold; or

(d)	the Servicer’s records, in accordance with its Customary Servicing Practices, disclose that all Insurance Proceeds expected to be received have been received by the Servicer following a casualty or other loss with respect to the related Leased Vehicle.

Liquidation Expenses: With respect to a Lease Asset in respect of which the related Leased Vehicle has been sold or otherwise disposed of by the Servicer during or prior to the related Monthly Period, the amount charged to the account of the Lessee, in keeping with the Servicer’s Customary Servicing Practices, for refurbishing and disposing of the related Leased Vehicle and other out-of-pocket costs related to the liquidation, including all repossession, auction, painting repair, legal and any and all other similar liquidation, collection and refurbishment costs and expenses.

App. A-23

Monthly Lease Distribution Date: With respect to any Lease Asset, the date specified in the related Lease as the date on or before which the Lessee is required to make a payment each month.

Monthly Lease Payment: With respect to any Lease Asset, the amount required to be paid by the Lessee under the related Lease on or prior to each Monthly Lease Distribution Date (as such amount may be modified in connection with any permitted modification or extension), minus any payments with respect to Sales and Use Tax Amounts required to be paid pursuant to such Lease on or prior to such Monthly Lease Distribution Date.

Monthly Payment Advance: As set forth in Section 3.06(a) of the Servicing Agreement.

Monthly Period: A calendar month (or, in the case of the first Monthly Period, the period from and including the Cutoff Date to and including September 30, 2012). With respect to any Distribution Date, the “related Monthly Period” is the Monthly Period preceding the calendar month in which such Distribution Date occurs.

Monthly Remittance Condition: A condition that shall be satisfied if (A) Ally Financial or any Affiliate thereof is the Servicer, (B) no Servicer Default has occurred and is continuing, and (C) either (i) the short-term unsecured debt of the Servicer is rated at least “A-1” by S&P and “F1” by Fitch, or (ii) the Servicer has made any other arrangements satisfactory to the Rating Agencies.

New York UCC: The UCC as in effect on the Closing Date in the State of New York, and as may be amended from time to time.

Note Class Interest Distributable Amount: With respect to any class of Notes and any Distribution Date, the product of (i) the outstanding principal balance of such class of Notes as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance of such class of Notes on the Closing Date) and (ii) in the case of (a) the Notes (other than the Class A-1 Notes), one-twelfth of the Interest Rate for such class (or, in the case of the first Distribution Date, the Interest Rate for such class, multiplied by a fraction, the numerator of which is 31 and the denominator of which is 360) and (b) the Class A-1 Notes, the product of the Interest Rate for such class of Notes for such Distribution Date and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), to but excluding that Distribution Date and the denominator of which is 360.

Note Depository: The depository from time to time selected by the AART Indenture Trustee on behalf of the Trust in whose name the Notes are registered prior to the issue of Definitive Notes. The first Note Depository shall be Cede & Co., the nominee of the initial Clearing Agency.

Note Depository Agreement: The agreement, dated as of the Closing Date, between the Issuing Entity and The Depository Trust Company, as the initial Clearing Agency relating to the Notes, substantially in the form of Exhibit B to the AART Indenture, as the same may be amended and supplemented from time to time.

App. A-24

Note Distribution Account: The account designated as such, established and maintained pursuant to Section 5.01(a)(ii) of the Administration Agreement.

Note Owner: With respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).

Note Pool Factor: With respect to any class of Notes and any Distribution Date, an amount expressed to the seventh decimal place and computed by the Administrator which is equal to the Note Principal Balance for such class as of the close of business on such Distribution Date divided by the initial Note Principal Balance for such class.

Note Principal Balance: With respect to any class of Notes and any Distribution Date, the initial aggregate principal balance of such class of the Notes, reduced by all previous payments to the Noteholders of such class in respect of principal of such Notes.

Note Register: With respect to any class of Notes, the register of such Notes specified in Section 2.4 of the AART Indenture.

Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the AART Indenture.

Noteholders: Holders of record of the Notes pursuant to the AART Indenture and with respect to any class of Notes, holders of record of such class of Notes pursuant to the AART Indenture.

Noteholders’ Regular Principal Distributable Amount: For any Distribution Date, the lesser of:

(A)	the Aggregate Note Principal Balance as of the close of the immediately preceding Distribution Date or in the case of the first Distribution Date, the Aggregate Note Principal Balance on the Closing Date; and

(B)	the excess, if any, of (i) the Aggregate Note Principal Balance on such Distribution Date (after giving effect to any Aggregate Noteholders’ Priority Principal Distributable Amount with respect to such Distribution Date), over (ii) the result of the Aggregate ABS Value at the close of business on the last day of the related Monthly Period, minus the Target Aggregate Overcollateralization Amount.

Notwithstanding the foregoing, on the Final Scheduled Distribution Date for any class of the Notes, the Noteholders’ Regular Principal Distributable Amount shall equal the greater of (i) the amount specified above and (ii) the excess of (x) the Note Principal Balance of such class of Notes as of the close of business on the preceding Distribution Date, over (y) the Aggregate Noteholders’ Priority Principal Distributable Amount allocable to such class on such Distribution Date in accordance with the priorities specified in Section 8.2(c) of the AART Indenture.

App. A-25

Notes: The Class A Notes, the Class B Notes and the Class C Notes issued by AART pursuant to the AART Indenture.

Notice of Default: As set forth in Section 5.1(b) of the ACOLT Indenture.

Offered Notes: Collectively, the Class A Notes.

Officers’ Certificate: With respect to (i) any corporation, a certificate signed by any Responsible Officer of such corporation, (ii) any limited liability company, a certificate signed by any Responsible Officer of such limited liability company, (iii) ACOLT, the ACOLT Owner Trustee or the ACOLT Indenture Trustee, a certificate signed by any Responsible Officer thereof and (iv) the Issuing Entity, a certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the AART Indenture, and delivered to the AART Indenture Trustee. Unless otherwise specified in the AART Indenture, any reference in the AART Indenture to an officer’s certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuing Entity.

Opinion of Counsel: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Seller, the Depositor, the Administrator, the Servicer or any of their Affiliates. In addition, for purposes of the AART Indenture: (i) such counsel shall be satisfactory to the AART Indenture Trustee; (ii) the opinion shall be addressed to the AART Indenture Trustee as Trustee; and (iii) the opinion shall comply with any applicable requirements of Section 11.1 of the AART Indenture and shall be in form and substance satisfactory to the AART Indenture Trustee.

Optional Purchase Date: With respect to (a) the Secured Notes, as set forth in Section 8.01(a) of the Administration Agreement and (b) the Lease Assets, as set forth in Section 7.01 of the Servicing Agreement.

Optional Purchase Percentage: 10.00%.

Optional Purchase Price: As set forth in Section 7.01 of the Servicing Agreement.

Other Assets: As set forth in Section 11.20 of the ACOLT Indenture.

Outstanding: With respect to (a) the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the AART Indenture except:

(i)	Notes theretofore cancelled by the AART Indenture Trustee or delivered to the AART Indenture Trustee for cancellation;

(ii)	Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the AART Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the AART Indenture or provision therefor, satisfactory to the AART Indenture Trustee, has been made; and

App. A-26

(iii)	Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the AART Indenture unless proof satisfactory to the AART Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes or of the Controlling Class have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any AART Transaction Document, Notes both legally and beneficially owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the AART Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the AART Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the AART Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons; and (b) any Secured Notes, as of any date of determination, all such Secured Notes theretofore authenticated and delivered under the ACOLT Indenture except:

(i)	Secured Notes theretofore canceled by the ACOLT Indenture Trustee in accordance with Section 2.7 of the ACOLT Indenture;

(ii)	Secured Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the ACOLT Indenture Trustee or any Paying Agent in trust for the Holders of such Secured Notes; provided, however, that if such Secured Notes are to be redeemed, notice of such redemption has been duly given pursuant to the ACOLT Indenture or provision therefore, satisfactory to the ACOLT Indenture Trustee, has been made; and

(iii)	Secured Notes in exchange for or in lieu of other Secured Notes which have been authenticated and delivered pursuant to the ACOLT Indenture unless proof satisfactory to the ACOLT Indenture Trustee is presented that any such Secured Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any ACOLT Transaction Document or any ACOLT Transaction Document related thereto, Secured Notes both legally and beneficially owned by ACOLT, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding. Secured Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the ACOLT Indenture Trustee the pledgor’s right so to act with respect to such Secured Notes and that the pledgee is not the issuer of the Secured Notes, the Seller of the Secured Notes under the Secured Notes Transfer Agreements, the Servicer or an Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding.

App. A-27

Outstanding Advance: As of the last day of a Monthly Period and with respect to a Lease Asset, the sum of all Monthly Payment Advances and Residual Advances made on or prior to such date, minus all payments made or collections received on or prior to such date that are specified in Section 3.06(c) and (d) of the Servicing Agreement as reducing Outstanding Advances with respect to such Lease Asset.

Outstanding Amount: With respect to (a) the Secured Notes, as of any date, the aggregate Secured Note Principal Balance of all Secured Notes Outstanding at such date; and (b) the Notes, as of any date, the aggregate principal amount of all Notes or a class of Notes, as applicable, Outstanding at such date.

Overdue Payment: With respect to a Distribution Date and a Lease Asset, all payments, other than Supplemental Servicing Fees, Excluded Amounts and Sales and Use Tax Amounts, received by the Servicer from or for the account of the related Lessee during the related Monthly Period, to the extent of the portion of any Outstanding Advances made with respect to such Lease Asset.

Owner: With respect to (a) a Lease Asset: ACOLT; provided, however, that the Seller or the Servicer, as applicable, shall be the “Owner” of any Lease and the related Leased Vehicle from and after the time that such Person shall acquire such Lease and related Leased Vehicle, whether pursuant to Section 4.04 of the Sale and Contribution Agreement, any provision of the Servicing Agreement or otherwise; and (b) a Secured Note: the Depositor, until the sale, transfer, assignment or other conveyance of such Secured Note by the Depositor to the Issuing Entity pursuant to the terms of the Further Transfer Agreements, and thereafter shall mean the Issuing Entity; provided, that the Seller or the Depositor, as applicable, shall be the “Owner” of any Secured Note from and after the time that such Person shall acquire such Secured Note, whether pursuant to Section 4.04 of the Pooling Agreement, Section 2.04 of the Trust Sale Agreement, any provision of the Further Transfer Agreements or otherwise.

Paying Agent: With respect to (a) the ACOLT Indenture, the ACOLT Indenture Trustee or any other Person that meets the eligibility standards for the ACOLT Indenture Trustee specified in Section 6.11 of the ACOLT Indenture and is authorized by ACOLT to make the payments to and distributions from the ACOLT Collection Account on the Secured Notes on behalf of ACOLT and (b) the AART Indenture, the AART Indenture Trustee or any other Person that meets the eligibility standards for the AART Indenture Trustee specified in Section 6.11 of the AART Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the AART Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuing Entity. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility standards for the AART Owner Trustee specified in Section 6.13 of the Trust Agreement. The initial Paying Agent under the AART Indenture shall be the AART Indenture Trustee.

Payment Ahead Servicing Account: The account designated as such, established and maintained pursuant to Section 3.01(a)(ii) of the Servicing Agreement.

App. A-28

Payments Ahead: With respect to each Distribution Date and a Lease, the aggregate of all Excess Payments on such Lease received during or prior to the related Monthly Period minus the aggregate of all Applied Payments Ahead on such Lease which were applied on any prior Distribution Date.

PBGC: The Pension Benefit Guaranty Corporation.

Pension Plan: A “pension plan” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than any “multiemployer plan” as such term is defined in Section 4001(a)(3) of ERISA) and to which Ally Financial or any ERISA Affiliate may have any liability.

Perfection Representations: The representations, warranties and covenants set forth in Appendix A to the Pooling Agreement, Appendix B to the Trust Sale Agreement, Schedule B to the Sale and Contribution Agreement and Appendix A to the AART Indenture.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Physical Property: (i) Bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the New York UCC and are susceptible of physical delivery and (ii) Security Certificates.

Pooling Agreement: The Pooling Agreement, dated as of the Closing Date, between Ally Bank and the Depositor, as the same may be amended, supplemented or otherwise modified from time to time.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the AART Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Private Notes: Collectively, the Class B Notes and the Class C Notes.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

protected purchaser: As defined in Section 8-303 of the UCC, provided that the requirements of Section 8-405 of the UCC are met.

Pull Ahead Agent: Ally Financial, in its capacity as agent for any Lease OEM under the Pull Ahead Funding Agreement.

App. A-29

Pull Ahead Funding Agreement: The Pull Ahead Funding Agreement, dated as of the Closing Date, among Ally Financial, as agent for the Lease OEMs, ACOLT and the ACOLT Indenture Trustee, as amended and supplemented from time to time.

Pull Ahead Lease Asset: A Lease Asset with respect to which the related Lessee has elected to terminate the related Lease prior to its Scheduled Lease End Date by delivering the related Leased Vehicle to a Dealer pursuant to the terms of an applicable Pull Ahead Program and such Lease.

Pull Ahead Payment: With respect to any Pull Ahead Lease Asset and any Distribution Date, the sum of (i) all remaining Monthly Lease Payments due in accordance with the terms of the related Lease, (ii) all due and unpaid Monthly Lease Payments, and (iii) any Pull Ahead Payment that was due but not paid in full on any prior Distribution Date.

Pull Ahead Program: Any program instituted by Ally Financial, as agent of a Lease OEM, or by a Lease OEM, pursuant to which the Lessee shall be permitted to terminate a Lease prior to its Scheduled Lease End Date without payment by the Lessee of all or a portion of the remaining Monthly Lease Payments due in accordance with the terms of the related Lease.

Qualified Institutional Buyer: Has the meaning given it in Rule 144A under the Securities Act.

Rated Notes: With respect to (a) the Secured Notes, each class of notes secured by an interest in the Secured Notes which has been rated by the Rating Agencies at the request of the Seller; (b) the Notes, each class of Notes which has been rated by the Rating Agencies at the request of the Depositor.

Rating Agencies: As of any date, the nationally recognized statistical rating organizations requested by the Depositor to provide ratings on the Notes which are rating the Notes on such date.

Rating Agency Condition: With respect to any action, the condition that (a) each of the Rating Agencies shall have been given at least ten days prior notice thereof and (b) none of the Servicer, the Seller, the Administrator, ACOLT, the ACOLT Owner Trustee, the ACOLT Indenture Trustee, the Issuing Entity or the AART Indenture Trustee shall have received notice from any of the Rating Agencies that such action shall result in a downgrade or withdrawal of the then current rating of the Notes. Each entity listed above shall inform the other entities listed above of whether or not it has received notice from the Rating Agencies prior to the taking of the actions at issue. With respect to Fitch, it shall be sufficient that Fitch shall be given ten Business Days prior notice thereof.

Receivables Servicing Agreement: The Receivables Servicing Agreement, dated as of February 1, 2010, between Ally Financial and Ally Bank, as the same may be amended, supplemented or otherwise modified from time to time.

Record Date: With respect to (a) the Notes and with respect to any Distribution Date, the close of business on the day immediately preceding such Distribution Date, or if Definitive Notes are issued for any class of Notes, with respect to such class of Notes the last day of the

App. A-30

preceding Monthly Period; (b) the Secured Notes, the close of business on the last Business Day of the preceding calendar month and (c) the Certificates and with respect to any Distribution Date, the last day of the preceding Monthly Period.

Redemption Date: With respect to (a) the Notes, as defined in Section 10.1 of the AART Indenture and (b) the Secured Notes, the date specified as such by the Servicer in accordance with Section 10.1 of the ACOLT Indenture.

Redemption Price: With respect to (a) the Secured Notes, the Optional Purchase Price and (b) the Notes, the unpaid principal amount of such Notes, plus accrued and unpaid interest thereon.

Registered Holder: The Person in whose name a Note is registered on the Note Register on the applicable Record Date.

Regulation AB: Subpart 229.1100: Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission or as may be provided by the Commission or its staff from time to time.

Released Administrative Amount: With respect to an Administrative Lease Asset, any collections on such Lease Asset remaining or received after payment of the Administrative Purchase Payment.

Released Warranty Amount: With respect to a Warranty Lease Asset, any collections on such Warranty Lease Asset remaining or received after payment of the Warranty Payment.

Report of Assessment of Compliance with Servicing Criteria: As defined in Section 4.02(b) of the Administration Agreement or Section 2.17(a) of the Servicing Agreement, as applicable.

Reporting Officer: With respect to the AART Owner Trustee, any officer, employee or other person within the Corporate Trust Office of the AART Owner Trustee having responsibility for the administration of the Trust Agreement.

Repurchase Event: As defined in Section 4.04 of the Pooling Agreement.

Required Deposit Rating: A rating on short-term unsecured debt obligations of “A-1+” by S&P and “F1” by Fitch, if rated by Fitch, or otherwise acceptable to the Rating Agencies. Any requirement that the short-term unsecured debt obligations have the “Required Deposit Rating” shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each Rating Agency.

Reserve Account: The account designated as such, established and maintained for the benefit of the holders of the Secured Notes pursuant to Section 3.02 of the Servicing Agreement.

App. A-31

Reserve Account Available Amount: As of any date of determination, the cash and other Eligible Investments on deposit in the Reserve Account on such date of determination.

Reserve Account Excess Amount: With respect to any Distribution Date, the excess, if any, of (i) the Reserve Account Available Amount on such date, over (ii) the Reserve Account Required Amount on such date.

Reserve Account Initial Deposit: An amount equal to $4,574,968.06 (which is the product of (x) the Aggregate Initial ABS Value and (y) 0.50%).

Reserve Account Percentage: 0.50%.

Reserve Account Required Amount: The lesser of $4,574,968.06 and the Outstanding Amount of the Notes.

Residual Advance: As set forth in Section 3.06(b) of the Servicing Agreement.

Residual Certificateholder: As set forth in Exhibit I to the Declaration of Trust.

Residual Interest: As defined in Section 3.1(a) of the Declaration of Trust.

Residual Trust Assets: As defined in Section 3.1(a) of the Declaration of Trust.

Responsible Officer: With respect to (a) the AART Indenture Trustee, any officer within the Corporate Trust Office of the AART Indenture Trustee having direct responsibility for the administration of the AART Indenture; (b) the AART Owner Trustee, any officer within the Corporate Trust Office of such trustee having direct responsibility for the administration of the Trust Agreement or any agent of the AART Owner Trustee acting under a power of attorney; (c) the Administrator, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (d) the ACOLT Owner Trustee, any officer of Deutsche Bank Trust Company Americas acting under a valid power of attorney from the ACOLT Owner Trustee, or any officer within the Corporate Trust Office of the ACOLT Owner Trustee including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other officer of the ACOLT Owner Trustee customarily performing functions similar to those performed by any of the above designated officers in each case having direct responsibility for administration of the Declaration of Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (e) the ACOLT Indenture Trustee, any officer within the Corporate Trust Office (or any successor group of the ACOLT Indenture Trustee), including any managing director, vice president, assistant vice president, secretary, assistant secretary, vice president or any other officer of the ACOLT Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the

App. A-32

administration of the ACOLT Indenture; (f) when used with respect to ACOLT, any officer of the ACOLT Owner Trustee and/or the Servicer who is authorized to act for ACOLT and who is identified on the list of Responsible Officers delivered by the ACOLT Owner Trustee or the Servicer, as applicable, to the ACOLT Indenture Trustee on the date hereof (as such list may be modified or supplemented from time to time thereafter); and (g) when used with respect to the Servicer or any other payee, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Retained Certificates: The Certificates retained by the Depositor pursuant to the Trust Agreement.

Retained Notes: The Notes initially retained by the Depositor or a Person treated as the same Person as the Depositor for U.S. federal income tax purposes.

Rule 144A: Rule 144A under the Securities Act.

Rule 144A Global Class A-1 Notes: As defined in Section 2.1(b) of the AART Indenture.

S&P: Standard & Poor’s Ratings Services or any successor thereto.

Sale and Contribution Agreement: The ACOLT 2012-SN1 Sale and Contribution Agreement, dated as of the Closing Date, between ACOLT and Ally Bank, as the Seller, as the same may be amended, supplemented or otherwise modified from time to time.

Sale Proceeds: With respect to any Lease Asset and the Distribution Date following the Monthly Period in which the related Leased Vehicle was sold or otherwise disposed of by the Servicer, an amount equal to the sum of the following:

(a)	all proceeds from the sale of the related Leased Vehicle following the termination of the Lease, net of amounts withheld by auctions as fees and reimbursable expenses, including any amounts realized from sales to Dealers, during the related Monthly Period, plus

(b)	if such Lease terminated prior to its Scheduled Lease End Date (other than by reason of being a Pull Ahead Lease Asset), all amounts paid by the Lessee in connection with such early termination under the Lease, plus

(c)	without duplication of any amounts described in clause (i) or (ii), any other amounts (other than Excluded Amounts, Supplemental Servicing Fees, Excess Payment and any Extended Lease Payments on such Lease Asset) received by the Servicer during the related Monthly Period with respect to such Lease after its Scheduled Lease End Date, including all amounts collected by the Servicer in respect of Excess Wear and Excess Mileage Charges for such Leased Vehicle, minus

App. A-33

(d)	the sum of (a) any Liquidation Expenses with respect to such Lease Asset, (b) any amounts that are required to be paid or refunded to the Lessee and/or any other Person under applicable law and (c) any Sales and Use Tax Amounts payable under such Lease.

Sales and Use Tax Amount: The portion of each payment under a Lease Asset that is allocable to fees and sales, use or other taxes or similar payments due under such Lease.

Schedule of Secured Notes: The schedule of all Secured Notes originally held as part of the Trust and on file at the locations listed on Exhibit A of the Administration Agreement, as such schedule may be amended from time to time.

Scheduled Lease End Date: With respect to any Lease Asset, the original date set forth in the related Lease as the date on which such Lease is scheduled to expire, but not including any extensions that cause the Lease to become an Extended Lease.

Second Priority Principal Distributable Amount: With respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the Aggregate Note Principal Balance of the Class A Notes and the Class B Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on such preceding Distribution Date) (or with respect to the first Distribution Date, on the Closing Date) over (b) the Aggregate ABS Value at the close of business on the last day of the related Monthly Period, and (ii) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date.

Second Step Purchased Property: As defined in Section 2.01 of the Trust Sale Agreement.

Second Step Secured Notes Assignment: As defined in Section 2.01 of the Trust Sale Agreement.

Secretary of State: The Secretary of State of the State of Delaware.

Secured Note: Each of the Secured Notes, designated as a Secured Note, issued by ACOLT pursuant to the ACOLT Indenture.

Secured Note Interest Distributable Amount: With respect to each Secured Note and any Distribution Date, the sum of:

(a)	the Secured Note Monthly Accrued Interest for such Secured Note on such Distribution Date;

(b)	any Secured Note Interest Distributable Amount due but not paid with respect to such Secured Note on the preceding Distribution Date; and

(c)	interest on any such unpaid Secured Note Interest Distributable Amount specified in clause (b) determined by multiplying

App. A-34

(i)	the Secured Note Rate, by

(ii)	the amount of such unpaid Secured Note Interest Distributable Amount, and by

(iii)	1/12.

Secured Note Monthly Accrued Interest: With respect to any Distribution Date and each Secured Note, the product of (i) the Secured Note Principal Balance of such Secured Note at the close of business on the immediately preceding Distribution Date (after giving effect to the distribution of the Secured Note Principal Distributable Amount on such date in accordance with Section 3.03(c)(iii) of the Servicing Agreement or, with respect to the first Distribution Date, the initial Secured Note Principal Balance of such Secured Note), (ii) 1/12 (or, with respect to the first Distribution Date, the actual number of days from and including the Closing Date to but excluding such Distribution Date, divided by 360), and (iii) the Secured Note Rate.

Secured Note Percentage: 92.57%.

Secured Note Principal Balance: With respect to each Secured Note on any date of determination, an amount equal to the result of (A) the product of (x) 50% and (y) the Secured Note Percentage and (z) Aggregate Initial ABS Value, reduced by (B) all payments prior to such date of determination in respect of principal made to the holder of such Secured Note pursuant to Section 3.03(c)(iii) of the Servicing Agreement.

Secured Note Principal Distributable Amount: For any Distribution Date, the lesser of:

(a)	the Aggregate Secured Note Principal Balance at the close of business on the immediately preceding Distribution Date (after giving effect to any principal payments made on the Secured Notes on such preceding Distribution Date) or, with respect to the first Distribution Date, on the Closing Date; and

(b)	an amount equal to the excess, if any, of (i) the Aggregate Secured Note Principal Balance at the close of business on the immediately preceding Distribution Date (after giving effect to any principal payments made on the Secured Notes on such preceding Distribution Date or with respect to the first Distribution Date, on the Closing Date) over (ii) the result of the Aggregate ABS Value at the close of business on the last day of the related Monthly Period minus the ACOLT Overcollateralization Amount for such Distribution Date.

Notwithstanding the foregoing, on the Final Maturity Date for the Secured Notes, the Secured Note Principal Distributable Amount shall also include the amount that is necessary, after giving effect to other amounts withdrawn by the ACOLT Indenture Trustee on such Distribution Date and allocable to payments of principal, to reduce the outstanding principal balance of the Secured Notes to zero.

Secured Note Rate: 1.94%.

App. A-35

Secured Note Register: The register for the Secured Notes specified in Section 2.3(a) of the ACOLT Indenture.

Secured Note Registrar: Initially, the ACOLT Indenture Trustee, as set forth in Section 2.3(a) of the ACOLT Indenture, and thereafter, any other Person appointed by ACOLT in accordance with Section 2.3 of the ACOLT Indenture.

Secured Noteholder: As of any date of determination, the Person in whose name such Secured Note is registered in the Secured Note Register on such date.

Secured Notes: The secured notes issued by ACOLT and listed on the Schedule of Secured Notes.

Secured Notes Purchase Price: The amount described in Section 2.02 of the Pooling Agreement.

Secured Notes Transfer Agreements: as set forth in the recitals to the Sale and Contribution Agreement.

Secured Obligations: Obligations consisting of the principal of and interest on, and any other amounts owing in respect of the Notes, and amounts allocable pursuant to the AART Indenture with respect to the Certificates, equally and ratably without prejudice, priority or distinction.

Secured Parties: Each Noteholder.

Securities: The Notes and the Certificates.

Securities Act: The Securities Act of 1933, as amended.

Securities Intermediary: With respect to (a) the Designated Accounts, as set forth in Section 5.01(b)(i) of the Administration Agreement and (b) the ACOLT Designated Accounts, as set forth in Section 3.01(b) of the Servicing Agreement.

Security Certificate: Has the meaning given such term in Section 8-102(a)(16) of the New York UCC.

Security Deposit: With respect to any Leased Vehicle, any security deposit made by the Lessee under the related Lease.

Security Entitlement: Has the meaning given such term in Section 8-102(a)(17) of the New York UCC.

Securityholder: A Holder of a Note or a Certificate.

Senior Secured Obligations: As defined in the granting clause of the ACOLT Indenture.

Senior Repayment Time: As defined in the granting clause of the ACOLT Indenture.

App. A-36

Seller: With respect to (a) the ACOLT Transaction Documents, the Person executing the Sale and Contribution Agreement as the Seller or its successor in interest pursuant to Section 6.14 of the Sale and Contribution Agreement and (b) the AART Transaction Documents, the Person executing the Pooling Agreement as the Seller, or its successor in interest pursuant to Section 6.12 of the Pooling Agreement.

Series: As defined in Exhibit I to the Declaration of Trust.

Series 2012-SN1 Portfolio: As set forth in Section 10.1(a) of the ACOLT 2012-SN1 Supplement to the Declaration of Trust.

Series 2012-SN1: As set forth in Section 10.1(b) of the ACOLT 2012-SN1 Supplement to the Declaration of Trust.

Series Portfolio: One or more separate portfolios of assets of ACOLT that have been identified and allocated on the books and records of ACOLT pursuant to Section 3.2 of the Declaration of Trust.

Series Supplement: As defined in Exhibit I to the Declaration of Trust.

Servicer: The Person executing the Servicing Agreement as the Servicer or its successor in interest pursuant to Section 8.16 of the Servicing Agreement.

Servicer Default: An event described in Section 6.01 of the Servicing Agreement.

Servicer’s Certificate: A certificate, completed by and executed on behalf of the Servicer, in accordance with Section 2.15 of the Servicing Agreement.

Servicing Agreement: The ACOLT 2012-SN1 Servicing Agreement, dated as of the Closing Date, between ACOLT and Ally Financial, as Servicer and Custodian, as the same may be amended, supplemented or otherwise modified from time to time.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Sold Assets: As set forth in Section 2.01(a)(vi) of the Sale and Contribution Agreement.

Special Pass-Through Entity: As defined in Section 2.4(j) of the AART Indenture.

State: Any one of the 50 states of the United States of America or the District of Columbia.

Stated Maturity: The date specified in each Secured Note as the fixed date on which the principal of, and interest on, such Secured Note is due and payable.

Stated Residual Value: With respect to a Lease Asset, the residual value of the related Leased Vehicle as set forth in the related Lease and established at the time of lease origination.

App. A-37

Statutory Trust Act: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

Subject Estate: With respect to (a) the ACOLT Trust Estate, as set forth in Section 5.4(a) of the ACOLT Indenture and (b) the AART Trust Estate, as set forth in Section 5.4(a) of the AART Indenture.

Supplemental Dealer Agreement: as set forth in Exhibit I to the Declaration of Trust.

Supplemental Servicing Fees: With respect to a Distribution Date, all Investment Earnings and any late fees, extension fees, check charges, disposition fees, purchase option fees, prepayment charges, early termination fees and other administrative fees and expenses or similar charges with respect to the Lease Assets, collected (from whatever source) on the Lease Assets serviced by the Servicer during the related Monthly Period.

Target Aggregate Overcollateralization Amount: $171,534,295.74.

Temporary Notes: The Notes specified in Section 2.3 of the AART Indenture.

Third Priority Principal Distributable Amount: With respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the Aggregate Note Principal Balance of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such preceding Distribution Date) (or with respect to the first Distribution Date, on the Closing Date) over (b) the Aggregate ABS Value at the close of business on the last day of the related Monthly Period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date and (b) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date.

Total Available Amount: With respect to any Distribution Date, the sum of:

(a)	amounts deposited into the AART Collection Account on or before such Distribution Date pursuant to Section 3.03(c)(iv) of the Servicing Agreement;

(b)	all collections on the Secured Notes held by the Issuing Entity during the period from and including the last Distribution Date to but excluding the current Distribution Date;

(c)	the Warranty Payment or the Administrative Purchase Payment for each Secured Note that the Depositor repurchased or the Administrator purchased as of the last day of the related Monthly Period; and

(d)	if such Distribution Date is the Optional Purchase Date, all amounts deposited into the AART Collection Account by the Administrator pursuant to Section 8.01(a) of the Administration Agreement.

App. A-38

Transaction Documents: The AART Transaction Documents and the ACOLT Transaction Documents.

Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trust: Ally Auto Receivables Trust 2012-SN1, a Delaware statutory trust created by the AART Certificate of Trust and described in the Trust Agreement.

Trust Agreement: The Trust Agreement, dated as of the Closing Date, between Ally Auto Assets LLC and the AART Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

Trust Assets: As defined in Exhibit I to the Declaration of Trust.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

Trust Sale Agreement: The Trust Sale Agreement, dated as of the Closing Date, between the Depositor and the Issuing Entity, as the same may be amended, supplemented or otherwise modified from time to time.

U.S. Person: Any person considered a “United States Person” under Section 770 (a)(30) of the Code.

UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

Unaffiliated Certificateholder: Any Certificateholder other than the Depositor or an Affiliate of the Depositor.

Unapplied Extended Lease Payment Amount: With respect to each Distribution Date, the amount of any Extended Lease Payments deposited into the ACOLT Collection Account by the Servicer during the related Monthly Period in respect of Unapplied Extended Leases.

Unapplied Extended Leases: With respect to each Distribution Date, any Extended Lease which has not become a Liquidating Lease Asset during or prior to the related Monthly Period.

Uncertificated Security: Has the meaning given to such term in Section 8-102(a)(18) of the New York UCC.

VAULT: Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Act pursuant to the VAULT Trust Agreement.

VAULT Pledged Collateral: as set forth in Section 2 of the VAULT Security Agreement.

App. A-39

VAULT Security Agreement: The VAULT Pledge and Security Agreement, dated as of the Closing Date, by VAULT and made in favor of the Secured Noteholders, as the same may be amended, supplemented or otherwise modified from time to time.

VAULT Trust Agreement: The Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between Ally Financial, as Servicer and Initial Beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

VAULT Trustee: BNY Mellon Trust of Delaware (formerly known as BNYM (Delaware) and The Bank of New York (Delaware)), as successor to Chase Bank USA, National Association (formerly known as Chase Manhattan Bank USA, National Association), as trustee of VAULT under the VAULT Trust Agreement.

Vehicle: As defined in Exhibit I to the Declaration of Trust.

Voting Interests: With respect to (a) ACOLT, the voting interests in the ACOLT Certificates as provided in the Declaration of Trust and applicable Delaware law and (b) the Issuing Entity, the voting interests in the Certificates. Until such time, if any, as the Depositor shall transfer any interest in the Certificates, the Depositor shall hold 100% of the Voting Interests in the Issuing Entity. Upon and after any such transfer, the Voting Interests shall be determined as provided in Section 3.4(b) of the Trust Agreement.

Warranty Lease Asset: As set forth in Section 4.04 of the Sale and Contribution Agreement.

Warranty Payment: With respect to (a) each Warranty Lease Asset, an amount equal to the sum of (i) the ABS Value of such Warranty Lease Asset determined as of the close of business on the last day of the Monthly Period prior to the Monthly Period as of which the Seller is required (or, if earlier, elects) to repurchase such Warranty Lease Asset, and (ii) all Outstanding Advances made with respect to past due and unpaid Monthly Lease Payments due under such Warranty Lease Asset that remain outstanding on the date of repurchase and (b) each Warranty Secured Note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the Monthly Period prior to the Monthly Period as of which the Depositor is required to (or, if earlier, elects to) repurchase such Warranty Secured Note.

Warranty Purchaser: The Person described in Section 2.04 of the Trust Sale Agreement.

Warranty Repurchase Event: As set forth in Section 4.04 of the Sale and Contribution Agreement.

Warranty Secured Note: A Secured Note that the Warranty Purchaser has become obligated to repurchase pursuant to Section 2.04 of the Trust Sale Agreement.

App. A-40

PART II—RULES OF CONSTRUCTION

(a) Accounting Terms. As used in this Appendix, the ACOLT Transaction Documents or the AART Transaction Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix, the ACOLT Transaction Documents or the AART Transaction Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix, the ACOLT Transaction Documents or the AART Transaction Documents will control.

(b) Capitalized Terms. Capitalized terms, when used in this Appendix, shall have the meanings assigned to them in this Appendix, or if not defined therein, shall have the meanings assigned to them in the ACOLT Program Definitions attached as Exhibit I to the Declaration of Trust.

(c) Hereof, etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix, any ACOLT Transaction Document or any AART Transaction Document will refer to this Appendix, such ACOLT Transaction Document or such AART Transaction Document as a whole and not to any particular provision of this Appendix; and Section, Schedule and Exhibit references contained in this Appendix, any ACOLT Transaction Document or any AART Transaction Document are references to Sections, Schedules and Exhibits in or to this Appendix, such ACOLT Transaction Document or such AART Transaction Document unless otherwise specified. The word “or” is not exclusive.

(d) Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix, the ACOLT Transaction Documents or the AART Transaction Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(e) Number and Gender. Each defined term used in this Appendix, the ACOLT Transaction Documents or the AART Transaction Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix, the ACOLT Transaction Documents or the AART Transaction Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(f) Reference to Distribution Dates. With respect to any Distribution Date, the “related Monthly Period,” and the “related Determination Date,” will mean the Monthly Period and Determination Date, respectively, immediately preceding such Distribution Date, and the relationships among Monthly Periods and Determination Dates will be correlative to the foregoing relationships.

(g) Reference to a Class of Notes. Unless otherwise specified, references to a Class of Notes includes all the tranches included in such class of Notes.

App. A-41

(h) Notices to Rating Agencies. If Ally Financial is no longer the Administrator or the Servicer, any successor Administrator or Servicer, as applicable, shall provide any required Rating Agency notices to the Depositor, who shall promptly provide such notice to the Rating Agencies.

App. A-42

PART III—NOTICE ADDRESSES AND PROCEDURES

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Transaction Document to be made upon, given or furnished to or filed with the Depositor, Ally Bank, the Servicer, the Administrator, the AART Indenture Trustee, the AART Owner Trustee, the Rating Agencies or the Issuing Entity shall be in writing, personally delivered, sent by facsimile or email, with a copy to follow via first-class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(a)	in the case of the Depositor, at the following address:

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Fax: (313) 566-0954

with a copy to:

Executive Director—U.S. Securitization

Ally Financial Inc.

200 Renaissance Center

12th Floor, MC: 482-B12-C24

Detroit, MI 48265

Fax: (313) 566-0954

Attention: Ryan Farris

Email: as set forth on the attached Schedule 1

(b)	in the case of Ally Bank, at the following address:

Ally Bank

6985 Union Park Center

Suite 435

Midvale, Utah 84047

Facsimile: (801) 790-5062

Attention: Tom Houghton

Email: as set forth on the attached Schedule 1

(c)	in the case of the Servicer or the Administrator, at the following address:

Executive Director—U.S. Securitization

Ally Financial Inc.

200 Renaissance Center

12th Floor, MC: 482-B12-C24

Detroit, MI 48265

Fax: (313) 566-0954

Attention: Ryan Farris

Email: as set forth on the attached Schedule 1

App. A-43

(d) in the case of the ACOLT Indenture Trustee, at its Corporate Trust Office;

(e) in the case of the ACOLT Certificateholder, at the address of the ACOLT Certificateholder as shown in the Certificate Register;

(f) in the case of ACOLT or the ACOLT Owner Trustee, to the ACOLT Owner Trustee at its Corporate Trust Office, as set forth below:

Ally Central Originating Lease Trust

Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, DE 19805-1266

Email: as set forth on the attached Schedule 1

With a copy to:

Deutsche Bank Trust Company Americas,

Attention: Corporate Trust & Agency Group– Structured Finance Services

60 Wall Street

26th floor

Mail Stop: NYC60-2606

New York, NY 10005

Phone (212) 250-2946

Fax (212) 553-2462

(g) in the case of the AART Indenture Trustee, at its Corporate Trust Office; and

(h) in the case of the Issuing Entity or the AART Owner Trustee, to the AART Owner Trustee at its Corporate Trust Office,

with a copy to:

Executive Director—U.S. Securitization

Ally Financial Inc.

200 Renaissance Center

12th Floor, MC: 482-B12-C24

Detroit, MI 48265

Fax: (313) 566-0954

Attention: Ryan Farris

Email: as set forth on the attached Schedule 1

or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the AART Indenture Trustee and the AART Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuing Entity: in the case of the Rating Agencies, to the Depositor, which shall promptly post any such notice to the website

App. A-44

maintained by the Depositor for notifications to nationally recognized statistical rating organizations, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Where any Transaction Document provides for notice to Noteholders, Secured Noteholders, the Certificateholders or the ACOLT Certificateholder of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder, Secured Noteholder, Certificateholder or ACOLT Certificateholder affected by such condition or event, at such Person’s address as it appears on the Note Register, the Secured Note Register or the Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Transaction Document for the giving of such notice. If notice to Noteholders, Secured Noteholders or Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder, Secured Noteholder or Certificateholder shall affect the sufficiency of such notice with respect to other Noteholders, Secured Noteholders or Certificateholders, as applicable, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

App. A-45